UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Pioneer Natural Resources Company
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PIONEER NATURAL RESOURCES COMPANY
______________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 16, 2019
______________________________

To the Stockholders of Pioneer Natural Resources Company:
The Annual Meeting of Stockholders of Pioneer Natural Resources Company ("Pioneer" or the "Company") will be held on Thursday, May 16, 2019, at 9:00 a.m. Central Time at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039 (the "Annual Meeting") for the following purposes:

1.	To elect the Company's twelve director nominees named in this Proxy Statement, each for a term to expire at the 2020 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2019.

3.	To approve on an advisory basis the Company's named executive officer compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 21, 2019. If there are not sufficient votes represented for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.
Internet Availability of Proxy Materials. Beginning on or about April 4, 2019, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials (the "Notice of Availability") to its stockholders containing instructions on how to access this Proxy Statement and vote online, and the Company made proxy materials available to the stockholders over the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice of Availability.
YOUR VOTE IS IMPORTANT
Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0536 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors,
Irving, Texas April 4, 2019	Thomas J. Murphy Corporate Secretary

PROXY STATEMENT SUMMARY
The following section is only a summary of key elements of this Proxy Statement, and is intended to assist you in reviewing this Proxy Statement in advance of the Annual Meeting. This summary does not contain all of the information you should consider, and you are encouraged to read this entire Proxy Statement before submitting your votes.
2019 Annual Meeting of Stockholders

Date and time:	Thursday, May 16, 2019, at 9:00 a.m. Central Time
Place:	5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039
Record date:	March 21, 2019
How to vote:
If you are a stockholder of record, you may vote in person at the Annual Meeting or by Proxy using any of the following methods:
By internet: at www.cstproxyvote.com
By telephone: call toll-free 1-866-894-0536
Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Wednesday, May 15, 2019.
If you received a paper copy of the proxy materials, you may also vote by completing, signing and returning the paper proxy card by mail.

Voting Matters and Board Recommendations

Proposal	Description	Board Vote Recommendation	Page Reference (for more detail)
1	Election of the Company's 12 director nominees named in this Proxy Statement	FOR each of the director nominees	8
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2019	FOR	71
3	Approval, on an advisory basis, of the Company's named executive officer compensation	FOR	72
Business Highlights
In 2018, the Company delivered another excellent operational performance, with solid execution, robust oil production growth, excellent horizontal well performance in the Permian Basin and reduced production costs. Highlights of the Company's 2018 performance included:

•
demonstrated commitment to the return of capital to stockholders - during 2018, announced a common stock repurchase program that will allow the Company to repurchase up to $2 billion of its common stock, and increased the Company's semiannual cash dividend by 300%; in February 2019, the Company further doubled its semiannual cash dividend to $0.32 per share;

•
significantly grew Permian Basin production - delivered 2018 Permian Basin oil production of 181 thousand barrels of oil per day ("MBOPD"), an increase of 23% compared to 2017, and total 2018 Permian Basin production of 283 thousand barrels of oil equivalent per day ("MBOEPD"), an increase of 26% compared to 2017;

•
continued to streamline the Company's asset portfolio with divestments of non-core assets - continued to reduce the Company's cost structure and streamline its portfolio through the divestiture of non-core assets, with proceeds from the 2018 asset divestitures totaling approximately $865 million (which includes the receipt of 16.6 million shares of ProPetro Holding Corp. (valued at the closing share price as of February 5, 2019) and $110 million of cash payments that were received during the first quarter of 2019);

•
continued to realize enhanced margins through firm transportation contracts - continued to enhance margins through the Company's firm transportation contracts by transporting oil and gas from its areas of production to price-advantaged markets; the full-year 2018 impact of this strategy led to $458 million of additional cash flow; and

•
continued to maintain a strong balance sheet - year-end cash on hand and short- and long-term investments totaled $1.4 billion and net debt at year-end was $0.9 billion; the Company is rated as mid-investment grade by three credit rating agencies.

Nominees for Director

					Committee Memberships(1)				Other Current Public Co. Boards (#)
Name	Age	Director Since	Primary Occupation	Independent(1)	AC	CLD	HSE	NCG
Edison C. Buchanan	64	2002	Former Managing Director, Credit Suisse First Boston	✓		✓		✓	—
Andrew F. Cates	48	2009	Managing Member, Value Acquisition Fund	✓		✓		✓	—
Phillip A. Gobe	66	2014	Former President and Chief Operating Officer, Energy Partners, Ltd.	✓		✓ C	✓		1
Larry R. Grillot	72	2013	Retired Dean, Mewbourne College of Earth and Energy, The University of Oklahoma	✓	✓		✓		—
Stacy P. Methvin	62	2013	Retired Vice President, Shell Oil Company	✓		✓	✓ C		1
Royce W. Mitchell	64	2014	Executive Consultant	✓	✓ACFE		✓		1
Frank A. Risch	76	2005	Retired Vice President and Treasurer, Exxon Mobil Corporation	✓	✓ C ACFE			✓	—
Scott D. Sheffield	66	1997	President and Chief Executive Officer						1
Mona K. Sutphen	51	2015	Senior Advisor, The Vistria Group LLC	✓		✓	✓		1
J. Kenneth Thompson	67	2011	President and CEO, Pacific Star Energy LLC	✓ BC		✓		✓	3
Phoebe A. Wood	65	2013	Retired Vice Chairman and Chief Financial Officer, Brown-Forman Corporation	✓	✓ACFE			✓ C	3
Michael D. Wortley	71	2015	Chief Legal Officer, Reata Pharmaceuticals, Inc.	✓	✓			✓	—
____________________
(1)     Definitions of abbreviations used in Nominees for Director table:

AC	Audit Committee	C	Chairperson
CLD	Compensation and Leadership Development Committee	ACFE	Audit Committee Financial Expert
HSE	Health, Safety and Environment Committee	BC	Independent Board Chair
NCG	Nominating and Corporate Governance Committee
Composition Highlights of Director Nominees

•	Independent Leadership: In February 2019, the Board appointed J. Kenneth Thompson, an independent member of the Board, to serve as Chairman of the Board.

•
Independence: The Board seeks to ensure that at least two-thirds of its members will be independent under applicable laws and regulations. Eleven of the Board's 12 members are independent, as defined by the rules of the New York Stock Exchange (the "NYSE").

•
Board refreshment: Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. Since 2013, four new independent directors have been added to the Board, of whom three are women.

•
Diversity of skills and experience: In assessing the composition of the Pioneer Board, the Board and its Nominating and Corporate Governance Committee strive to achieve an overall balance of diversity of backgrounds and experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business and strategy. If a third-party search firm is engaged to assist in seeking candidates for the Board, Pioneer's Corporate Governance Guidelines provide that the search firm will affirmatively be instructed to seek to present women and minority candidates.
The Board believes that the above-named nominees for election at the Annual Meeting offer a diverse range of backgrounds, skills and experience in relevant areas that contribute to overall effective leadership and exercise of oversight responsibilities by the Board:

Governance Highlights
Pioneer's Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The following are some of the Company's more significant governance practices and policies:

☑	The Board has an independent Chairman
☑	Eleven of 12 directors are independent
☑	Board refreshment: seven out of 11 independent directors have tenures of seven or fewer years
☑	Board oversight of: the Company's long-term strategy risk management - annual review of enterprise risks, with a focus on specific risks during interim quarters
☑	Annual Board and Committee self-evaluations
☑	Active stockholder engagement process, with participation by independent Board members
☑	Stockholder proxy access
☑	All directors stand for election annually
☑	Majority voting for directors in uncontested elections
☑	Independent audit, compensation and governance committees
☑	Robust stock ownership policy for directors
☑	All directors attended more than 75% of the meetings of the Board and Committees on which they served during 2018
☑	Anti-hedging and pledging policies
☑	Compensation clawback policy
☑	No poison pill
CEO and Board Leadership Succession
In February 2019, following the retirement of Timothy L. Dove as President and Chief Executive Officer of the Company and as a member of the Board, the Board appointed Scott D. Sheffield to serve as the Company's President and Chief Executive Officer, and appointed J. Kenneth Thompson, an independent member of the Board, to serve as Chairman of the Board in place of Mr. Sheffield.
2018 Executive Compensation Highlights
Pioneer's executive compensation program is designed to reward the named executive officers for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking. The three main components of the executive compensation program, each of which generally is targeted at the median level of the Company's peer group, are:

•	Base salary - fixed cash compensation component.

•	Annual cash bonus incentive award - variable cash payout based on Company and individual performance for the year.

•
Long-term incentive plan awards - equity compensation with 50% of target value allocated to time-based awards cliff vesting after three years, and 50% of target value allocated to performance unit awards with payout being dependent on relative total stockholder return against industry peers over a three-year period.

The following charts illustrate the various components of total 2018 annual compensation for the Chief Executive Officer ("CEO") and the other named executive officers as a group as reported in the Summary Compensation Table.

The Company's executive compensation and compensation-related governance policies and practices incorporate many best practices, including the following:

Key Compensation Practices
☑	Pay for performance - over 80% of target 2018 total compensation (annual bonus and long-term incentive compensation) was variable and dependent on performance
☑
Emphasize long-term performance - long-term equity-based incentives represented over 70% of target 2018 total compensation for the CEO; 50% of equity awards are in the form of performance units with payout being dependent on relative total stockholder return against industry peers over a three-year period

☑	Compensation clawback policy
☑	Double-trigger cash severance benefits in the event of a change in control
☑	Double-trigger acceleration of equity awards in the event of a change in control
☑	Compensation Committee members are all independent and the committee utilizes an independent compensation consultant
☑	Minimum stockholding requirements of six times base salary for the CEO and three times base salary for executive vice presidents
☑
In response to stockholder engagement, incorporated into the 2018 annual cash bonus incentive program goals for return on capital employed, and changed goals for production and proved reserves growth to be on a per-share basis

☑	Health, safety and environmental goals incorporated into the annual cash bonus incentive program
☑	Annual advisory vote on executive compensation
☑	No tax gross ups
☑	No employment agreements
☑	No hedging or pledging of Company common stock
☑	No repricing of stock options or buying out underwater stock options
Stockholder Outreach and Engagement
The Company regularly engages with stockholders, including with respect to corporate governance, sustainability and compensation matters. In many cases, calls with investors have involved at least one independent member of the Board. This process has led to a number of enhancements in the Company's governance, compensation and disclosure practices, including:

•	The Board has implemented proxy access.

•	The Board has enhanced its diversity through the appointment of three highly qualified women directors with significant and varied areas of experience.

•
The Company revised its annual cash bonus incentive program for 2018 to incorporate a specific metric for return on capital employed and changed goals for production and proved reserves growth to be on a per-share basis, and changed its 2018 equity awards for all executive officers on its Management Committee to be "double trigger" in the event of a change in control.

•	The Board has enhanced its disclosure regarding the backgrounds, skills, qualifications and experience of each director nominee in response to recent corporate governance initiatives.

•	The Company continued engagement with its investors and other stakeholders as to its sustainability disclosure, publishing an updated Sustainability Report in 2018.

•	The Board acted to declassify the Board, so that directors are elected annually.

•	The Board adopted majority voting for directors.
Strong Company Culture
Pioneer maintains a strong Company culture. In 2018, Pioneer was named the seventh best place to work among large companies in the Dallas/Fort Worth area based on a survey of employees conducted by The Dallas Morning News. Pioneer is one of only two companies to be on the Top 100 Places to Work list for each of the past 10 years.

PROXY STATEMENT
2019 Annual Meeting of Stockholders
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GENERAL INFORMATION
This Proxy Statement provides information in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting, which will be held on Thursday, May 16, 2019, at 9:00 a.m. Central Time, at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039.
You may attend the Annual Meeting and vote your shares of the Company's common stock if you were a stockholder of record at the close of business on March 21, 2019. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. The Board is requesting your Proxy so that the persons named on the Proxy will be authorized to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting. See "General Information about the Annual Meeting - Voting and Quorum - Revoking a Proxy."
Electronic Availability of Proxy Statement and Annual Report
As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending the Notice of Availability on or about April 4, 2019, to its stockholders of record as of the close of business on March 21, 2019. The Notice of Availability includes:

•	instructions on how to access the Company's proxy materials electronically,

•	the date, time and location of the Annual Meeting,

•	a description of the matters intended to be acted upon at the Annual Meeting,

•	a list of the materials being made available electronically,

•	instructions on how a stockholder can request paper or e-mail copies of the Company's proxy materials,

•	any control/identification numbers that a stockholder needs to access the Proxy, and

•	information about attending the Annual Meeting and voting in person.
Voting Matters and Board Recommendations
The following table sets forth the items currently on the agenda for the Annual Meeting, along with the Board's recommendations.

Proposal	Description	Board Vote Recommendation	Page Reference (for more detail)
1	Election of the Company's 12 director nominees named in this Proxy Statement	FOR each of the director nominees	8
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2019	FOR	71
3	Approval, on an advisory basis, of the Company's named executive officer compensation	FOR	72

For additional information about the Annual Meeting, including what vote is required for each item, how a Proxy that is properly completed and submitted will be voted, and what is the quorum required for the meeting, please see "General Information about the Annual Meeting."
PROPOSAL ONE
ELECTION OF DIRECTORS
Directors and Nominees
Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the 12 individuals named below for election as directors at the Annual Meeting, each of whom is currently serving as a director of the Company. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.
As discussed in more detail below, the Board considers each director's relevant experience, qualifications, skills and other factors in the course of the Board's annual self-evaluation. In addition, with regard to the overall composition of the Board, the Nominating and Corporate Governance Committee and the Board seek to achieve an overall balance of backgrounds and diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business and strategy. The biographies of each of the nominees set forth below contain certain information about his or her principal occupation and business experience and also highlight certain of the nominee's particular attributes that the Board believes the nominee brings to the Board and that led the Nominating and Corporate Governance Committee and the Board to conclude that he or she should be nominated to serve as a director of the Company.
Required Vote
The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that all directors are to be elected annually. The Company's Fifth Amended and Restated Bylaws (the "Bylaws") provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast "For" a nominee's election must exceed the number of votes cast "Against" such nominee's election in order for him or her to be elected to the Board. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election, the Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company's Bylaws or may decrease the size of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"'
THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Edison C. Buchanan Director since: 2002 Age: 64 Independent: Yes
Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices from 1981 to 1997. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. During 2000, Mr. Buchanan served as Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston.

Selected Experiences, Qualifications, Attributes and Skills: Mr. Buchanan's more than 20 years in investment banking and finance, including in senior executive roles, brings to the Board significant senior executive experience and extensive experience in corporate finance, mergers and acquisitions and commercial transactions, strategic planning and human resources.
Education:
Bachelor of Science degree in Civil Engineering, Tulane University
Master of Business Administration in Finance and International Business, Columbia University
Pioneer Committees: Compensation; Nominating and Corporate Governance
Current Public Company Directorships: None
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: Commonweal Conservancy (Chair)

Andrew F. Cates Director since: 2009 Age: 48 Independent: Yes
Mr. Cates is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts. He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004. After starting his career in Dallas, Texas with Crow Family Holdings and

Viceroy Investments, he became the Project Developer and founding Board Chairman of Soulsville, one of the largest inner city revitalization projects in the United States. In 2000, he began working with a team of civic and business leaders that attracted the Vancouver Grizzlies NBA franchise to Memphis, Tennessee in 2001.
Selected Experiences, Qualifications, Attributes and Skills: As a founder and Managing Member of his own development company and with extensive experience in asset management and commercial investments, Mr. Cates brings to the Board extensive experience in corporate finance and capital markets, mergers and acquisitions and strategic planning.
Education:
Bachelor of Business Administration in Finance, the University of Texas
Pioneer Committees: Compensation; Nominating and Corporate Governance
Current Public Company Directorships: None
Prior Public Company Directorships (within last five years): PICO Holdings, Inc.
Current Non-Public Company Board or Other Service: Memphis Fourth Estate Inc. (Chair);
Calvary Endowment Foundation, Inc.; Myelin Repair Foundation; Memphis University School Board of Trustees

Phillip A. Gobe Director since: 2014 Age: 66 Independent: Yes
Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004.

Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company ("ARCO") and its subsidiaries. Subsequent to his retirement as an officer in September 2007, Energy Partners, Ltd. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2009. Energy Partners, Ltd. emerged from bankruptcy in September of that same year.
Selected Experiences, Qualifications, Attributes and Skills: Mr. Gobe's extensive experience in various roles with energy companies, including a major international energy company, which included more than nine years in a Chief Operating role, brings to the Board significant senior executive experience and experience in and knowledge of the E&P industry and its operations and related technology matters, as well as experience in commercial transactions, health, safety and environmental ("HSE") matters and human resources.
Education:
Bachelor of Arts, the University of Texas
Master of Business Administration, the University of Louisiana in Lafayette
Pioneer Committees: Compensation (Chair); Health, Safety and Environment
Current Public Company Directorships: Pantheon Resources plc
Prior Public Company Directorships (within last five years): Pioneer Southwest Energy Partners L.P. ("Pioneer Southwest")
Current Non-Public Company Board or Other Service: Scientific Drilling International, Inc. (Lead Director and Chair of the compensation committee)

Larry R. Grillot Director since: 2013 Age: 72 Independent: Yes
Dr. Grillot served as the dean of the Mewbourne College of Earth and Energy at the University of Oklahoma from 2006 until his retirement from the university in June 2015. Prior to his role at the University of Oklahoma, from 1973 until his retirement in 2003, Dr. Grillot worked for Phillips Petroleum Company in a variety of technical and managerial positions in exploration and production, including Manager of E&P Technology and Services, Upstream Technology and Project Development,

Manager of International Exploration, President and Region Manager for Phillips Petroleum Canada Limited and Manager of E&P Planning. Dr. Grillot is a member of the American Association of Petroleum Geologists, the American Geophysical Union, the Society of Exploration Geophysicists and the Society of Petroleum Engineers.
Selected Experiences, Qualifications, Attributes and Skills: Dr. Grillot's significant experience in technical and executive positions in the E&P industry, as well as his doctorate degree in Geological Sciences and former role as a college dean, bring to the Board a depth of knowledge and experience in geology and other technological areas important to the Company, as well as operational experience in the E&P industry, domestically and internationally. In addition, Dr. Grillot brings to the Board knowledge of operating in environmentally sensitive areas through his experience with Phillips Petroleum Company overseeing international exploration activities, including seismic data.
Education:
Bachelor of Science in Physics, Mississippi State University
Master of Science in Geological Sciences, Brown University
Ph.D. in Geological Sciences, Brown University
Pioneer Committees: Audit; Health, Safety and Environment
Current Public Company Directorships: None
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: None

Stacy P. Methvin Director since: 2013 Age: 62 Independent: Yes
Ms. Methvin was Vice President, Refining Margin Optimization of Shell Oil Company ("Shell") from 2011 until her retirement in 2012, and from 2009 until 2010, she was Vice President, Global Distribution of Shell. Ms. Methvin also held various other operational and management roles in the upstream, downstream and chemical businesses during her tenure at Shell and its subsidiaries that began in 1979, including President, Shell Louisiana E&P Company, President, Shell Deer

Park Refining Company, President, Shell Pipeline Company LP, President, Shell Chemical LP, and Vice President, Strategy and Portfolio for the downstream business.
Selected Experiences, Qualifications, Attributes and Skills: With more than 15 years of senior executive service in operational and management roles in the upstream, downstream and chemical business segments of a major international energy company, Ms. Methvin brings to the board significant senior executive experience, experience in and knowledge of the E&P industry and its operations, strategic planning and risk management, HSE matters, marketing transactions, international operations, regulatory compliance and human resources.
Education:
Bachelor of Arts in Geological and Geophysical Sciences, Princeton University
Pioneer Committees: Compensation; Health, Safety and Environment (Chair)
Current Public Company Directorships: Magellan Midstream Partners, L.P.
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: Marquard & Bahls AG (Vice Chair); Louisiana Governor's Advisory Commission on Coastal Protection, Restoration and Conservation; Memorial Hermann Healthcare System; The Houston Zoo (Chair); Springside Chestnut Hill Academy

Royce W. Mitchell Director since: 2014 Age: 64 Independent: Yes
Mr. Mitchell has been an executive consultant, focusing on advising management teams and board audit committees of exploration and production companies, since January 2005, except for the period from April 2008 through December 2008 when he served as Chief Financial Officer of Frac Tech Services, Ltd. Mr. Mitchell served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Key Energy Services, Inc. from January 2002 to January 2005.

Before joining Key Energy Services, Inc., he was a partner with KPMG LLP from April 1986 through December 2001 specializing in the oil and gas industry. Mr. Mitchell is also a certified public accountant.
Selected Experiences, Qualifications, Attributes and Skills: With more than 25 years with a major accounting firm, including 15 years as a partner, and significant experience as a chief financial officer and consultant for energy companies, Mr. Mitchell brings to the Board extensive experience and knowledge in accounting, corporate finance, mergers and acquisitions, risk management and commercial transactions, including significant experience in the E&P industry. Mr. Mitchell has been determined by the Board to meet the SEC's definition of audit committee financial expert.
Education:
Bachelor of Business Administration, Texas Tech University
Pioneer Committees: Audit; Health, Safety and Environment
Current Public Company Directorships: ProPetro Holding Corp.
Prior Public Company Directorships (within last five years): Pioneer Southwest Energy Partners L.P.
Current Non-Public Company Board or Other Service: None

Frank A. Risch Director since: 2005 Age: 76 Independent: Yes
Mr. Risch retired in 2004 as Vice President and Treasurer (and Principal Financial Officer) of Exxon Mobil Corporation following a 38 year international career in finance, strategic planning and general management with Exxon and its operating affiliates in the U.S. and abroad. In 1990, he began a two year assignment in Dallas as Executive Assistant to the Chairman of the Board and CEO of Exxon Corporation. He became Assistant Controller of the corporation in

1992, Assistant Treasurer in 1994 and Vice President and Treasurer of the corporation on January 1, 1999.
Selected Experiences, Qualifications, Attributes and Skills: Mr. Risch's extensive senior executive experience as a financial officer at a major international energy company brings to the Board extensive senior executive experience, and extensive knowledge and experience in accounting, finance, capital markets, strategic planning, risk management, and mergers and acquisitions and commercial transactions. Mr. Risch has been determined by the Board to meet the SEC's definition of audit committee financial expert.
Education:
Bachelor of Science in Business Administration, Pennsylvania State University
Master of Science in Industrial Administration, Carnegie Mellon University
Pioneer Committees: Audit (Chair); Nominating and Corporate Governance
Current Public Company Directorships: None
Prior Public Company Directorships (within last five years): Susser Petroleum Partners LP
Current Non-Public Company Board or Other Service: Carnegie Mellon University Tepper School of Business, Business Board of Advisors (Emeritus Member); Financial Executives International; The Dallas Theater Center (Life Trustee); The Dallas Holocaust Museum (Board Chair); HIAS International; Dallas CASA (Court Appointed Special Advocates) (Emeritus Director)

Scott D. Sheffield Director since: 1997 Age: 66 Independent: No
Mr. Sheffield was appointed the Company's President and Chief Executive Officer in February 2019. He had served as Chairman of the Board of the Company from 1999 through February 2019. Previously, he had served as Chief Executive Officer of the Company from 1997 through December 31, 2016, and then as the Executive Chairman until December 31, 2017, when he retired as an executive and officer of the Company. Mr. Sheffield was the Chairman of the Board of Directors and Chief

Executive Officer of Parker & Parsley Petroleum Company, a predecessor of the Company (together with its predecessor companies, "Parker & Parsley"), from January 1989 until Pioneer was formed in August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979, was promoted to Vice President - Engineering in September 1981, was elected President and a Director in April 1985, and became Parker & Parsley's Chairman of the Board and Chief Executive Officer on January 19, 1989. Before joining Parker & Parsley, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. He had also served as Chief Executive Officer and director from June 2007, and as Chairman of the Board from May 2008, of the general partner of Pioneer Southwest through December 2013. Mr. Sheffield's severance agreement provides that his failure to be re-elected constitutes "good reason" under his severance agreement whether or not his resignation is accepted by the Board, which would entitle him to terminate his employment and receive the benefits described in the section below entitled "Executive Compensation Tables - Potential Payments upon Termination or Change in Control."
Selected Experiences, Qualifications, Attributes and Skills: Mr. Sheffield's more than 25 years' experience as CEO of the Company or its predecessor, and his extensive experience in petroleum engineering, brings to the Board extensive senior executive experience, experience in and knowledge of the E&P industry, its operations and related technology matters, corporate finance, capital markets and mergers and acquisitions, strategic planning, marketing and hedging transactions, international business matters, governmental and regulatory matters and human resources. In addition, his service on the Advisory Board of the Center for Global Energy Policy at Columbia University, which conducts research and convenes policy experts and industry leaders on a range of energy-relevant matters, brings to the Board knowledge of and insight into environmental policy and renewable energy matters.
Education:
Bachelor of Science in Petroleum Engineering, the University of Texas
Pioneer Committees: None
Current Public Company Directorships: The Williams Companies, Inc.
Prior Public Company Directorships (within last five years): Pioneer Southwest Energy Partners L.P.
Current Non-Public Company Board or Other Service: The Center for Global Energy Policy at
Columbia University Advisory Board; CSL Capital Management, LLC

Mona K. Sutphen Director since: 2015 Age: 51 Independent: Yes
Ms. Sutphen is a Senior Advisor at The Vistria Group LLC, a private investment firm focused on middle-market companies in the healthcare, education and financial services industries. Prior to her role at The Vistria Group, she served as a Partner at Macro Advisory Partners LLP, a consulting firm providing strategic advice in the areas of financial markets, geopolitics and government policy, until September 2018. She previously had spent three years at UBS AG, a global financial institution, as Managing Director, covering geopolitical risk and macro-policy trends. From 2009 through 2011, she served as White House Deputy Chief of Staff for Policy for President Obama, working on a range of domestic and international policy and regulatory matters that included working with the U.S. Environmental Protection Agency (the "EPA") and the Council on Environmental Quality to advance President Obama's energy-related regulatory initiatives. Prior to her service as Deputy Chief of Staff for Policy, she was Managing Director at Stonebridge International, an international consulting firm, and from 1991 through 2000 was a career diplomat, serving on the staff of the National Security Council, the U.S. Mission to the United Nations and postings in Asia and Europe. Ms. Sutphen was also a Member of the President's Intelligence Advisory Board during President Obama's administration.
Selected Experiences, Qualifications, Attributes and Skills: Ms. Sutphen has a 20-year track record of building and scaling government and private sector enterprises. From her leadership role in the White House to her experience launching global strategy consulting firms and three years as Managing Director at a global financial institution establishing systems to evaluate macro risks, she brings to the Board significant senior executive experience, and extensive knowledge and experience in strategic planning and global, geopolitical and regulatory matters. In addition, her previous work with the EPA and the Council on Environmental Quality and current service on the Advisory Board of the Center for Global Energy Policy at Columbia University bring to the Board significant knowledge of and insight into environmental policy and renewable energy matters.
Education:
Bachelor of Arts, Mount Holyoke College
Masters of Science, the London School of Economics
Pioneer Committees: Compensation; Health, Safety and Environment
Current Public Company Directorships: Pattern Energy Group Inc.
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: The Center for Global Energy Policy at Columbia University Advisory Board; The International Rescue Committee; Human Rights First; Mount Holyoke College Board of Trustees

J. Kenneth Thompson Director since: 2011 Age: 67 Independent: Yes
Mr. Thompson has served as the President and Chief Executive Officer of Pacific Star Energy LLC, a privately held firm that is a passive holder of oil lease royalties in Alaska, since September 2000. He served as Managing Director of Alaska Venture Capital Group LLC, a privately held oil and gas exploration company in which Pacific Star Energy LLC owns an interest, from December 2004 to December 2012. Mr. Thompson's experience includes serving as Executive Vice President of ARCO's Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000, and President and Chief Executive Officer of ARCO Alaska, Inc., the parent company's oil and gas producing subsidiary based in Anchorage, from June 1994 to January 1998. He also served in various technical and management roles at ARCO from 1974 to 1998, including as executive head of ARCO's oil and gas research and technology center from 1993 to 1994, which included research and technology application in various geoscience disciplines, engineering technologies, information technology and environmental sciences. When head of ARCO's Research & Technology Center, he also had oversight of the Information Technology department, the computing center and IT security.
Selected Experiences, Qualifications, Attributes and Skills: Mr. Thompson's extensive experience as a CEO of an oil and gas exploration company and as a senior executive in operational and technical roles with a major international energy company bring to the Board significant senior executive experience, experience in and knowledge of the E&P industry and its operations, technology and research and development, strategic planning and risk management, HSE matters, international operations, and human resources. In addition, his experience as executive head of ARCO's oil and gas environmental research and technology initiatives and Chair of the environmental, health, safety and social responsibility committee of Coeur Mining, Inc. bring to the Board significant knowledge of and insight into environmental matters.
Education:
Bachelor of Science degree in Petroleum Engineering, Missouri University of Science & Technology
Pioneer Committees: Compensation; Nominating and Corporate Governance
Current Public Company Directorships: Alaska Air Group, Inc.; Coeur Mining, Inc. (Chair of the environmental, health, safety and social responsibility committee); Tetra Tech, Inc. (Chair of the compensation committee)
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: CDF Capital (Chair)

Phoebe A. Wood Director since: 2013 Age: 65 Independent: Yes
Ms. Wood has been a principal at CompaniesWood, a consulting firm specializing in advising and investing in early stage investments, since 2008. She was Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, from 2001 to 2006, and Vice Chairman and Chief Financial Officer from 2006 to 2008, where she was responsible for the financial operations of the company, including corporate development, controller, treasury, investor relations, tax, information technology and internal audit. Prior to Brown-Forman Corporation, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at ARCO from 1976 to 2000, including financial management assignments in Alaska and England.
Selected Experiences, Qualifications, Attributes and Skills: Ms. Wood's extensive senior executive experience as a financial officer in diverse industries, including a major international energy company, and Chair of the audit committee of another public company, bring to the Board extensive senior executive experience, and deep knowledge and experience in accounting, finance, capital markets, strategic planning, risk management, mergers and acquisitions and commercial transactions. Ms. Wood has been determined by the Board to meet the SEC's definition of audit committee financial expert.
Education:
A.B. degree, Smith College
Master of Business Administration, the University of California Los Angeles
Pioneer Committees: Audit; Nominating and Corporate Governance (Chair)
Current Public Company Directorships: Invesco Ltd. (Chair of the audit committee); Leggett & Platt, Incorporated (Chair of the compensation committee); PPL Corporation
Prior Public Company Directorships (within last five years): Coca-Cola Enterprises Inc.
Current Non-Public Company Board or Other Service: The Gheens Foundation Board of Trustees; American Printing House for the Blind Board of Trustees (Vice Chair); Pitzer College Board of Trustees

Michael D. Wortley Director since: 2015 Age: 71 Independent: Yes
Mr. Wortley has served as the Chief Legal Officer for Reata Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, since 2015. He has practiced corporate law for over 40 years, focusing primarily on corporate governance matters, acquisitions and divestitures, public and private financings and securities law matters, including over 25 years in management positions. Mr. Wortley was a partner in the Dallas, Texas, office of Vinson & Elkins L.L.P. from 1995 to 2014 and served in various leadership capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office. Prior to joining Vinson & Elkins L.L.P., he was an attorney with Johnson & Wortley, P.C. (which prior to 1993 was known as Johnson & Swanson or Johnson & Gibbs) from 1978 to 1995 and served in various leadership capacities, including President and Chairman of the Board.
Selected Experiences, Qualifications, Attributes and Skills: Mr. Wortley's more than 40 years as a corporate attorney advising boards of directors and management teams on a wide variety of legal and strategic matters, both as a senior partner with large law firms and an executive with another public company, bring to the Board extensive experience and knowledge of legal and regulatory matters, corporate governance, finance, capital markets, mergers and acquisitions and commercial transactions, strategic planning, risk management, and HSE and international matters.
Education:
Bachelor of Arts, Southern Methodist University
Juris Doctorate, Southern Methodist University
Master's in Regional Planning, the University of North Carolina at Chapel Hill
Pioneer Committees: Audit; Nominating and Corporate Governance
Current Public Company Directorships: None
Prior Public Company Directorships (within last five years): None
Current Non-Public Company Board or Other Service: None

Board Composition; the Directors' Experiences, Qualifications, Attributes and Skills
The Board endeavors to achieve an overall balance of backgrounds and diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business and strategy, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.
In considering whether an incumbent director should be nominated for reelection, the Board considers the results of its self-evaluation process. See "Corporate Governance - Director Succession and Self-Evaluation Process" below for more detail about this process. In identifying potential director candidates for addition to the Board, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. If the Nominating and Corporate Governance Committee engages a third party search firm to assist in seeking candidates for the Board, the search firm will affirmatively be instructed to seek to present women and minority candidates.
As set out in the Company's Corporate Governance Guidelines, all directors are expected to possess the highest personal values and integrity; exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; be willing to devote adequate time to Board duties; strive for a collegial atmosphere showing mutual respect for all Directors and opinions; and be able to serve on the Board for a sustained period.
With regard to the balance of diversity of experience and skills of the Board, the Board believes that it is important to have individuals with the following skills and experiences on the Board. The directors' biographies above note each director's relevant experience, qualifications and skills relative to this list.

Skill/Experience	Relevance
Senior Executive Experience
Brings different perspectives to motivate, manage and develop leadership qualities in others, and a practical understanding of complex organizations, processes, strategy, risk management and change management

E&P Industry Operations	Brings a practical understanding of issues specific to the Company's business and developing, implementing and assessing its strategy, operating plans and risk profile
Science/Technology/Engineering/ Research & Development	Provides experience and insight as innovation and technology will be a key contributor to achieving Pioneer's long-term growth strategy
Accounting/ Finance
Important for overseeing the integrity of the Company's financial reporting and internal controls and critically evaluating its performance; knowledge of finance and investment experience assist the Board in understanding, advising on, and overseeing the Company's capital structure and financing and investing activities

M&A/Commercial Transactions	Provides insight into developing and implementing strategies for growing the Company's business, accurately evaluating transactions and maximizing stockholder value
Strategic Planning / Risk Management	Assists the Board in its oversight of strategy, understanding the most significant risks to its achievement and monitoring its implementation and results
Environmental Policy & Compliance/Safety/Health
Brings understanding and experience that is valuable to the Board in overseeing the Company's mission of being a leading independent energy company, developing natural resources in a way that protects the communities in which it operates and preserves the environment

Marketing/Sales
Brings an important perspective as the Company seeks to grow its production, particularly in terms of available processing, transportation and storage facilities and new markets, as well as the use of derivatives transactions to mitigate the effect of commodity price volatility on net cash provided by operating activities and net asset value

Global Business or International Matters	Provides valuable perspective on factors critical to the Company's long-term strategy, including factors that can affect supply and demand for oil and gas, available markets and regulation
Legal/Governmental/Regulatory
Provides experience and insight that help the Board in fulfilling its oversight responsibilities regarding the Company's legal and regulatory compliance and help the Company work constructively with governmental and political bodies, as the E&P industry is heavily regulated and is directly affected by governmental actions and decisions

Human Resources	Assists the Board in connection with its role in overseeing executive compensation, succession planning, and the identification and retention of executive talent
Other Public Boards
Through service on, or extensive experience providing professional advice to, other public company boards, brings an understanding of corporate governance practices and trends and insights into Board practices, relations between the Pioneer Board, the CEO and senior management, agenda setting and succession planning

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board

•	Qualifications and independence of directors

•	Size of the Board and director selection process

•	Committee functions and independence of committee members

•	Meetings of non-employee directors

•	Self-evaluation of the Board and its committees

•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com/about/governance)

•	Contacting the Board (including the Board's non-management or independent directors as a group), including reporting of concerns about the Company's accounting, internal controls or auditing matters

•	Compensation of the Board and stock ownership requirements

•	Succession planning and annual compensation review of senior management

•	Directors' access to senior management and to independent advisors

•	New director orientation

•	Continuing director education

•	Review and approval of related person transactions
The Company's Corporate Governance Guidelines are posted on the Company's website at www.pxd.com/about/governance. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.
Board Leadership Structure
CEO and Board Leadership Succession. The Company's governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company's needs from time to time.
In February 2019, following the retirement of Timothy L. Dove as President and Chief Executive Officer of the Company and as a member of the Board, the Board appointed Scott D. Sheffield to serve as the Company's President and Chief Executive Officer, and appointed J. Kenneth Thompson, an independent member of the Board, to serve as Chairman of the Board in place of Mr. Sheffield. Prior to his appointment to Board Chair, Mr. Thompson had served as the Lead Director of the Board since May 2015, and has served as a member of the Board since 2011. The Board believes that Mr. Thompson's tenure as a director with the Company provides him deep knowledge of the Company, its history and its business, making him well suited to ensure that critical business issues are brought before the Board. In addition, the Board believes that Mr. Thompson's service as an independent director of a number of other boards provides him invaluable insight and exposure to many of the major issues Pioneer faces as a publicly-traded company.
As the Board's independent Chairman, Mr. Thompson's duties include approving the agenda and meeting schedules for each meeting of the Board, in consultation with the CEO and the Corporate Secretary and taking into account suggestions of other directors, and presiding at meetings of the Board. All directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. In addition, the Board's independent directors regularly meet in executive session without the presence of any members of management. As Lead Director, Mr. Thompson presided, and as Chairman he will continue to preside, at these meetings, following which he provides guidance and feedback to the Company's management team.
The Board regularly considers its leadership structure to ensure that the structure is appropriate in light of the needs of the Company's business, and the Board is open to different structures as circumstances may warrant. At the present time, the Board believes that the current arrangement of having Mr. Thompson, an independent director, serve as Chairman, best serves the interests of the Company and its stockholders.
Director Independence
Assessment Process. Each year, the Board, with the assistance of the Nominating and Corporate Governance Committee, assesses the independence of the Company's directors. In making this assessment, the committee and the Board use the independence standards of the NYSE corporate governance rules for determining whether directors are independent, and additionally consider the rules of the SEC and the NYSE in determining independence for Audit Committee and Compensation and Leadership Development Committee ("Compensation Committee") members. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC. In addition, the Nominating and Corporate Governance Committee and the Board consider the tenure of each director and whether a long period of service could affect his or her objectivity and independence from management.
Independence of Pioneer's Directors. The Board has assessed the independence of each director under the independence standards of the NYSE and affirmatively determined that all of the Board's directors other than Mr. Sheffield (Messrs. Buchanan, Cates, Gobe, Mitchell, Risch, Thompson and Wortley, Dr. Grillot and Mses. Methvin, Sutphen and Wood) are independent. In connection with its assessment of the directors' independence, the Board reviewed the facts and circumstances of certain of the directors' roles as independent directors of companies that have a business relationship as a vendor or service provider to the Company in the ordinary course of business.
In each such case, the Board concluded that the director is an independent director because his or her role at the other company is limited to that of an independent director, and the business between Pioneer and the other company would not impair the director's independence. This was applicable to Mr. Gobe's role as an independent director of Scientific Drilling International, Inc., a privately owned company that provides directional drilling services and other related technology services to the Company; Ms. Methvin's role as an independent director of the general partner of Magellan Midstream Partners, L.P., which owns interests in pipelines and storage facilities that provide services to the Company; Mr. Mitchell's role as an independent director of ProPetro Holding Corp., a provider of pressure pumping services to the Company; and Mr. Thompson's role as an independent director of Tetra Tech, Inc., an engineering consulting firm that provides services to the Company.
The Board had assessed the independence of Mr. Dove prior to his retirement under the independence standards of the NYSE, and determined that Mr. Dove was not independent due to his position as CEO of the Company.
Audit Committee. In connection with its assessment of the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.
Compensation Committee. In connection with its independence assessment, the Board also determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Compensation Committee. Those standards require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee, including the source of his or her compensation and whether he or she is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Director Succession and Self-Evaluation Process
The Board does not currently believe that it is appropriate to impose either arbitrary term limits on directors' service or a mandatory retirement age. Directors who have served on the Board for an extended period of time provide valuable insight based on their experience with and understanding of the Company's mission, strategies and objectives and the challenges faced by the Company in the oil and gas industry, particularly given the industry's cyclical nature. In assessing the composition of the Board, the Board and its Nominating and Corporate Governance Committee strive to achieve an overall balance of backgrounds and diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently.
Self-Evaluation Process and Board Composition. Each year the Board undergoes a self-evaluation process. The most recent process, conducted at the beginning of 2019, was led by Mr. Sheffield and Mr. Thompson who were, at that time, the Board's Chairman and the Lead Director, respectively. As part of the annual board evaluation, Messrs. Sheffield and Thompson confer with each director individually to discuss his or her views on a wide range of issues concerning the Board, including:

•	whether the Board is effective in its role of overseeing and monitoring the Company's long-term strategy, with the right focus on strategic and significant issues, while avoiding micro-management;

•	the effectiveness of the Board in identifying and discussing with management key material risks, and challenging management's assumptions;

•	whether the Board has the right processes in place to evaluate the performance of the Company and the CEO, including against agreed goals;

•
whether the Board has a culture that is effective in eliciting open, candid and honest discussion of all issues and constructive interaction among the Board members, as well as with management, and whether all directors are active participants;

•
the effectiveness of the Board's meeting time, and the timeliness and adequacy of the materials and presentations by management needed for the Board to understand, monitor and make informed decisions on strategic issues;

•	whether the Board has the correct processes for continuing education and on-boarding of new directors; and

•	whether the Board has the right number of members and the right mix of backgrounds, skills and experience.
Following these individual discussions, Mr. Thompson summarizes and reviews the results of the feedback received with all directors, and the Board discusses areas for potential improvement. The Board has made several changes to how it operates based on the results of these self-evaluations, including additional opportunities for director interaction with management succession candidates, increased frequency of reviews of key risks and better prioritization of meeting time.

In addition, as part of the process, the Board reviews its skills and qualifications matrix to ensure that the Board maintains an appropriate balance of knowledge and experience in light of the Company's strategy and the long-term interests of stockholders. The Board believes that, collectively, its current members bring to the Board, through a variety of backgrounds and experiences, including through education, technical expertise, direct hands-on experience and managerial roles, a diverse range of skills and experience in relevant areas that contribute to overall effective leadership and exercise of oversight responsibilities by the Board, as depicted in the following graph:
Refreshment. Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. For example, following the Annual Meeting of Stockholders in 2009, the Board was composed of ten directors, nine of whom were independent, including three directors who were newly elected to the Board at that time. Since that meeting:

•	Six of the nine independent directors who were serving on the Board as of the 2009 Annual Meeting have retired or resigned.

•	The membership of the Board has been expanded to twelve directors, eleven of whom are independent.

•	Nine new directors have been named to the Board, eight of whom are independent.

•	Leadership of the Board and the composition of its committees have been refreshed and a new standing committee has been created:

◦	The Lead Director and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees have changed.

◦	Four of the new independent directors serve on the Audit Committee, five serve on the Compensation Committee, and three serve on the Nominating and Corporate Governance Committee.

◦	A new Health, Safety and Environment Committee, composed entirely of independent directors, has been established.

•
The new directors have bolstered the Board's diversity, experience and knowledge in the areas of oil and gas engineering and operations, geology, the midstream and downstream segments of the energy industry, macroeconomics, geopolitics, environmental policy, governmental relations and regulatory matters, safety, accounting, law and corporate governance.

If all of the nominees are elected to the Board, following the Annual Meeting, seven out of the 11 independent directors will have tenures of seven years or less and the average tenure of the independent directors will be eight years. The Board believes that, collectively, the directors offer a diverse range of backgrounds that contribute to the overall effectiveness of the Board:

Engagement with Stockholders
Pioneer has always valued its relationship with its stockholders and the Company has consistently demonstrated its commitment to engaging in constructive and meaningful communication with its stockholders. The Company has regularly engaged with stockholders and other stakeholders and solicited feedback on its corporate governance, sustainability and environmental programs and other important issues, including executive compensation. This process has led to a number of enhancements in the Company's governance and disclosure practices, including:

•
Proxy access - The Board implemented proxy access, allowing a stockholder or group of up to 20 stockholders owning in the aggregate three percent or more of the outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to 20 percent of the number of directors in office or two nominees, whichever is greater, subject to meeting the requirements set forth in the Bylaws.

•	Diversity - The Board enhanced its diversity through the appointment of three highly qualified women directors with significant and varied areas of experience.

•	Governance - The Board acted to declassify the Board, so that directors are elected annually, and adopted majority voting for directors.

•	Executive Compensation - The Company made the following changes to its executive compensation program:

◦	changed equity awards for executive officers on its Management Committee to be "double trigger" in the event of a change in control; and

◦
revised its annual incentive compensation program for 2018 to incorporate a specific metric for return on capital employed and changed goals for production and proved reserves growth to be on a per share basis.

•	Disclosure - The Company enhanced its public disclosures, in its SEC filings or on its website, including:

◦	sustainability, both on the Company's website and through the issuance by the Company of a Sustainability Report following engagement with investors and a number of external stakeholders, which included information specifically requested by investors regarding Pioneer's leak detection and repair ("LDAR") programs, management of methane emissions and greenhouse gas emissions intensity (the 2018 Sustainability Report is available for download and printing at the Company's website);

◦	enhanced disclosures regarding the qualifications and skills of each director nominee in response to recent corporate governance initiatives;

◦	political contributions;

◦	diversity and inclusion practices; and

◦	the governance practices of the Audit Committee.
As part of this engagement process, during 2018 and through the date of this Proxy Statement, Pioneer reached out to the more than 25 of the Company's largest stockholders, holding in the aggregate more than 60 percent of the Company's outstanding shares. Mr. Thompson, in his capacity as the Lead Director, participated in calls, if requested, in addition to members of senior management. Feedback from engagement calls covered a variety of topics, including strategy, risk management, executive compensation, sustainability and diversity. The concerns expressed by the Company's stockholders in these discussions were collected, reviewed and shared with the full Board. These discussions were in addition to the dozens of meetings and discussions management and investor relations personnel held with stockholders throughout the year.
Procedure for Directly Contacting the Board and Whistleblower Policy
Any stockholder or other interested party may directly contact the Board (including the Board's non-management or independent directors as a group) by phone, email or in writing by following the procedures published on the Company's website at www.pxd.com/about/governance. Communications are received and processed by the Company's Corporate Secretary's Office and, as appropriate, forwarded to the Chairman, the Board's designated committee(s) or appropriate committee Chair, or other member(s) of the Board. Complaints or concerns, including those relating to the Company's accounting, internal controls or auditing matters, may also be submitted anonymously or confidentially through Pioneer's Compliance Line by calling the number published on the Company's website at www.pxd.com/about/governance, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.
THE BOARD, ITS COMMITTEES AND ITS COMPENSATION
Meetings and Committees of the Board
The Board. Under the Company's Corporate Governance Guidelines, the Board provides oversight of management in conducting the business of the Company and monitors the Company's strategic direction for the long-term interests of stockholders. Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively and to attend all scheduled meetings of the Board and of the committees on which they serve. During 2018, the Board held ten meetings, and its independent directors met in executive session four times. Each of the directors attended more than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.
The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. The Board has also formed an ad hoc reserves committee to assist the Board in overseeing the Company's reporting of proved reserves and an ad hoc committee to assist the Board in its oversight of the Company's management of cybersecurity risks.

Upon the Nominating and Corporate Governance Committee's recommendations, the Board elects committee members annually. The table below sets forth the current composition of the Board committees and the number of meetings each committee held during 2018.

Name	Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Director:
Edison C. Buchanan		✓		✓
Andrew F. Cates		✓		✓
Phillip A. Gobe		✓(Chair)	✓
Larry R. Grillot	✓		✓
Stacy P. Methvin		✓	✓ (Chair)
Royce W. Mitchell	✓		✓
Frank A. Risch	✓ (Chair)			✓
Scott D. Sheffield
Mona K. Sutphen		✓	✓
J. Kenneth Thompson		✓		✓
Phoebe A. Wood	✓			✓ (Chair)
Michael D. Wortley	✓			✓
Meetings in 2018	11	6	4	4
Audit Committee. The Audit Committee assists the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process, including among other responsibilities:

•	overseeing:

◦	the integrity of the Company's financial statements;

◦	the Company's accounting, disclosure and financial reporting processes and its accounting policies and practices;

◦	the Company's compliance with legal and regulatory requirements;

◦	the independent auditor's qualifications and independence;

◦	the performance of the Company's internal audit function; and

◦	the performance of the Company's systems of internal controls;

•	reviewing and appraising the audit efforts of the Company's independent auditors and internal auditors and, where appropriate, replacing the independent auditors or internal auditors; and

•	providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board.
In addition, the Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company's independent auditors. The Chief Financial Officer works with the Audit Committee chair to prepare an agenda for regularly scheduled meetings, but the Audit Committee chair makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. As a part of its effort to foster open communications, the Audit Committee Charter provides that the Audit Committee is to meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions. As a matter of practice, the Audit Committee holds these executive sessions throughout the year. In addition, representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, are present at all regularly scheduled quarterly meetings of the Audit Committee. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the Audit Committee Charter that is posted on the Company's website at www.pxd.com/about/governance.
Financial Literacy of Audit Committee and Designation of Financial Experts. In 2018, the Board evaluated the members of the Audit Committee for financial literacy and the attributes of an audit committee financial expert as defined by the SEC. The Board determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Messrs. Mitchell and Risch and Ms. Wood) meet the SEC's definition of audit committee financial expert.
Compensation Committee. The Compensation Committee assists the Board with its responsibilities relating to executive compensation and leadership development and management succession, including among other responsibilities:

•	reviewing and approving the compensation of the Company's executive officers, including the individual elements of the total compensation of the CEO;

•	monitoring the Company's overall employee compensation and benefits philosophy and strategy;

•	overseeing the administration of the Company's employee and executive benefit plans;

•	periodically reviewing and recommending to the full Board total compensation for each non-employee director for services as a member of the Board and its committees;

•	overseeing the Company's succession planning for the CEO and other executive officers;

•	overseeing the Company's leadership development activities; and

•	conducting an annual review of the CEO's performance and discussing the CEO's review of the other executive officers' performance.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" included herein and also in the Compensation Committee Charter, which is posted on the Company's website at www.pxd.com/about/governance.
The Vice President and Chief Human Resources Officer of the Company acts as the management liaison to the Compensation Committee and works with the Compensation Committee chair to prepare an agenda for regularly scheduled meetings. The Compensation Committee chair makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The CEO makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.
The Compensation Committee has:

•	the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation;

•	the sole authority to approve the consultant's fees and other retention terms; and

•	full authority to cause the Company to pay the fees and expenses of such consultants.
During 2018, the Compensation Committee engaged the services of Meridian Compensation Partners LLC ("Meridian"). The terms of Meridian's engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation

Committee and will perform the compensation advisory services requested by the Compensation Committee. Among the services Meridian performed were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of executive compensation; providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analysis as requested by the Compensation Committee from time to time. Meridian does not provide any services to the Company other than its services to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian's work for the Compensation Committee does not raise any conflict of interest.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board with its responsibilities relating to its composition and corporate governance, including among other responsibilities:

•	reviewing and assessing the adequacy of the Company's Corporate Governance Guidelines, and recommending to the Board any necessary modifications to those guidelines;

•	identifying and evaluating nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings;

•	recommending committee members and structure;

•
reviewing related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and making a recommendation to the Board regarding the initial authorization or ratification of any such transactions;

•	advising the Board about, and developing and recommending to the Board, appropriate corporate governance principles and practices and assisting the Board in implementing those practices; and

•	overseeing the evaluation of the Board.
Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the Nominating and Corporate Governance Committee Charter that is posted on the Company's website at www.pxd.com/about/governance. Please see "Stockholder Proposals; Identification of Director Candidates - Director Nominations" for a discussion of the Nominating and Corporate Governance Committee's process and criteria for the selection of candidates for nomination to the Board.
Health, Safety and Environment Committee. The Health, Safety and Environment Committee assists the Board in its oversight of the Company's HSE practices, including among other responsibilities:

•	providing oversight for the Company's HSE practices;

•	monitoring management's efforts in creating a culture of continuous improvement in the Company's HSE practices;

•
reviewing the Company's HSE performance, including working with management to establish HSE goals and objectives, and communicating the committee's evaluation of the Company's HSE performance to the Board's Compensation Committee as appropriate;

•	reviewing the Company's management of current and emerging HSE issues, including trends in legislation and proposed regulations affecting the Company; and

•	receiving reports from management regarding, and providing oversight for, the HSE aspects of the Company's sustainable development program.
Additional information regarding the functions performed by the Health, Safety and Environment Committee and its membership is set forth in the in the Health, Safety and Environment Committee Charter that is posted on the Company's website at www.pxd.com/about/governance.

Board's Role in Oversight of Strategy and Risk Management
The Board generally designates one meeting each year at which the Board works with management to conduct an in-depth review of the Company's strategic plans and identify the principal issues and risks to accomplishing its strategy. At each other regular meeting, in addition to reviewing the Company's performance and business plans in relation to its strategy, the Board's practice is to focus on one or more of the key risks identified, including management's efforts to monitor and mitigate those risks.
Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks.  For example, the Board:

•	oversees the long-term strategic direction of the Company;

•	receives periodic presentations from management regarding significant areas of operational risk and efforts to mitigate those risks;

•
oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy, and the oversight of the Company's policy that limits the Company's authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures or entering into material contracts and transactions exceeding that authority; and

•
reviews management's capital spending plans, approves the Company's capital budget after reviewing projected investment returns and requires that management present for Board review significant departures from those plans.

In addition, the committees of the Board oversee specific areas of risk:

•
Audit Committee - oversees the Company's assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure and risks related to cybersecurity. Management and the Company's external and internal auditors report regularly to the Audit Committee on those subjects.

•
Nominating and Corporate Governance Committee - oversees risks that may arise in connection with the Company's governance structures and processes, including Board and committee composition and succession planning, director independence, and the Company's charitable contributions, political spending and lobbying activities.

•
Compensation Committee - oversees risks that may arise in connection with the Company's compensation and compensation-related governance policies and practices, including the establishment of performance goals and incentives that are intended to reward the executives for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking.

•	Health, Safety and Environment Committee - oversees the Company's HSE practices and monitors management's efforts in creating a culture of safety and environmental stewardship.

•
Ad Hoc Reserves Committee - periodically meets with the executives and employees of the Company responsible for overseeing the Company's proved reserves estimates to assist the Board in its oversight of the risks related to the Company's disclosure of proved reserves.

•	Ad Hoc Cybersecurity Committee - periodically meets with the executives and employees of the Company responsible for managing cybersecurity to assist the Board in its oversight of these risks.
The Company believes that its current leadership structure supports the risk oversight function of the Board. The Chairman of the Board currently is an independent director, independent directors chair the Board committees involved with risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Attendance at Annual Meetings
The Board encourages all directors to attend the annual meetings of stockholders. All of the then-serving directors attended the 2018 Annual Meeting of Stockholders held on May 17, 2018.
Prohibited Equity Transactions
The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company's policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC's Rule 10b5-1, would permit the sale of the Company's stock including at times when the director or executive officer is in the possession of material nonpublic information.
Director Compensation
General. The elements of compensation for the Company's non-employee directors for 2018 were as follows:

•	an annual base retainer fee of $70,000, payable in cash, for each non-employee director;

•	an annual grant of restricted stock units ("RSUs") for each non-employee director, valued at $225,000 based on the methodology described below;

•
for the Lead Director, if applicable, an additional annual retainer of $25,000, payable in the form of RSUs; for the chair of the Audit Committee, an additional annual retainer of $20,000, with $15,000 payable in the form of RSUs and $5,000 payable in cash; and for the chairs of the Compensation Committee, Health, Safety and Environment Committee and Nominating and Corporate Governance Committee, an additional annual retainer of $15,000, payable in the form of RSUs (the additional retainer for the chair of the Nominating and Corporate Governance Committee was made effective as of the 2018-2019 director year, which runs from the 2018 Annual Meeting of Stockholders through the 2019 Annual Meeting); and

•	for Mr. Sheffield in his role as nonexecutive Chairman, an additional annual retainer of $190,000, payable in the form of RSUs (which was made effective as of the 2018-2019 director year).
The Board's practice is to review the Company's non-employee director compensation program from time to time based on recommendations from the Compensation Committee, and generally, any changes are made effective as of the next following Annual Meeting of Stockholders. Every other year, the Compensation Committee conducts an in-depth benchmarking review of the program, including each element of the program as well as the compensation in total, and conducts a high-level review of the program in years when the full benchmarking review is not done. The most recent full benchmarking review was conducted at the Compensation Committee's November 2016 meeting, at which the Compensation Committee reviewed with Meridian, its independent compensation consultant, Meridian's benchmarking study of non-employee director compensation, which included information as to the programs of the same peer group used by the Compensation Committee for purposes of benchmarking executive compensation for 2017. Based on the Company's non-employee director compensation program benchmarking review and after consultation with Meridian, the Compensation Committee recommended, and the Board approved, the elements of the program listed above, which were intended to achieve an overall compensation structure in line with the median of the peer group.
In February 2019, in connection with the appointment of Mr. Thompson to the position of Chairman of the Board, rather than Lead Director, the Board approved an annual retainer for that position of $175,000, which the Board believes is in line with the median compensation for that position among the Company's peer group. This retainer is payable in the form of RSUs. Commencing with his appointment to the position of President and CEO in February 2019, Mr. Sheffield is not entitled to compensation for serving on the Board in addition to the compensation he receives as CEO.
All of the RSUs received in payment of non-employee directors' annual fees vest quarterly on a pro rata basis during the director year, and the price that is used to calculate the number of RSUs granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders at which the directors were elected. The vesting of ownership and the lapse of transfer restrictions on RSUs awarded to non-employee directors is accelerated in full upon the death or disability of the director or a change in control of the Company.
Unless a deferral election is made, RSUs are paid in shares of the Company's common stock promptly following the vesting date. Non-employee directors may elect to defer settlement of their RSUs until the earliest to occur of (i) the one-year anniversary of the director's retirement, resignation or removal from the Board, (ii) a date certain that the director specifies, (iii) the director's death or (iv) a change in control of the Company.
Additionally, non-employee directors are (i) eligible to participate in the Company's Matching Gifts to Educational Institutions Policy, pursuant to which the Company will match up to $5,000 of eligible contributions to a qualifying educational institution each year, and in the Company's program pursuant to which it will make a contribution to the charity of a director's choice in an amount equal to the director's contribution to the Company's political action committee, up to $5,000, (ii) provided information technology support by the Company and (iii) reimbursed for travel and certain other related expenses to attend meetings of the Board or its committees and director education seminars and for the cost of certain trade publications. No additional fees are paid for attendance at Board or committee meetings. In those instances when a director's spouse accompanies the director to Board or committee meetings or director education seminars, the Company reimburses the director for the cost of the spouse's travel and certain related expenses.
2018 Director Compensation Table. The table below summarizes the compensation paid by the Company to non-employee directors during 2018. Mr. Dove, whose employee compensation is reflected in the Summary Compensation Table, did not receive additional compensation in 2018 for serving on the Board.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
	($)	($)	($)	($)
(a)	(b)	(c)	(g)	(h)
Edison C. Buchanan	$70,034	$239,877	$9,946	$319,857
Andrew F. Cates	$70,034	$239,877	$2,500	$312,411
Phillip A. Gobe	$70,152	$255,745	$0	$325,897
Larry R. Grillot	$70,034	$239,877	$5,000	$314,911
Stacy P. Methvin	$70,152	$255,745	$4,500	$330,397
Royce W. Mitchell	$70,034	$239,877	$5,000	$314,911
Frank A. Risch	$75,152	$255,745	$1,733	$332,630
Scott D. Sheffield (4)	$70,066	$564,486	$2,500	$637,052
Mona K. Sutphen	$70,034	$239,877	$5,625	$315,536
J. Kenneth Thompson	$70,027	$282,536	$5,039	$357,602
Phoebe A. Wood	$70,034	$239,877	$6,000	$315,911
Michael D. Wortley	$70,034	$239,877	$4,000	$313,911
______________________

(1)
As noted above, the elements of compensation for the Company's non-employee directors during 2018 were a cash annual base retainer fee of $70,000, plus an annual award of restricted stock units ("RSUs"), the amount of which varies for directors serving as nonexecutive Chairman, Lead Director or the chair of a standing committee. A portion of the amounts included in this column represent cash received in lieu of fractional RSUs that vested during 2018 and were not deferred.

(2)
Stock awards represent the aggregate grant date fair value attributable to RSU awards granted in 2018, determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718"). Accordingly, the Company valued its RSU awards based on the market-quoted closing price of the Company's common stock on the last trading day prior to the grant date of the awards. Additional detail regarding the Company's share-based awards is included in Note 8 of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2018, totaled (i) 621 shares for Messrs. Gobe and Risch and Ms. Methvin; (ii) 582 shares for Messrs. Buchanan, Cates, Mitchell and Wortley, Ms. Wood, Ms. Sutphen and Dr. Grillot; (iii) 1,074 shares for Mr. Sheffield; and (iv) 686 shares for Mr. Thompson.
In accordance with director elections, shares for which vesting services had been performed but for which share issuance has been deferred totaled 22,857 for Mr. Buchanan; 4,666 for Mr. Gobe; 620 for Ms. Methvin; 6,073 for Mr. Mitchell; 1,342 for Dr. Grillot; 1,779 for Mr. Sheffield; 4,844 for Ms. Sutphen; 5,426 for Mr. Wortley; and 7,879 for Ms. Wood as of December 31, 2018. The Company did not issue to the directors any options to purchase the Company's common stock during 2018, and the directors, other than Mr. Sheffield, did not hold any unexercised stock options as of December 31, 2018. Mr. Sheffield holds unexercised stock options that were granted to him in 2012 in his capacity as CEO of the Company.

(3)
Amounts reported in the All Other Compensation column consist of certain travel and entertainment costs of directors and their spouses (if applicable) related to attendance at Board or committee meetings or director education seminars, and, in the case of the following directors, the amounts indicated, which represent a matching contribution or contributions made by the Company under its programs that match gifts to qualifying educational institutions and makes contributions to the charity of a director's choice in an amount equal to the director's contribution to the Company's political action committee: Mr. Buchanan, $7,500; Messrs. Cates and Sheffield, $2,500; Dr. Grillot and Messrs. Mitchell and Thompson, $5,000; Ms. Methvin, $4,500; Mr. Risch, $1,250; Ms. Sutphen, $5,625; Ms. Wood, $6,000; and Mr. Wortley, $4,000.

(4)
In January 2018, to recognize the change in Mr. Sheffield's status from a Company employee to a non-employee director, he was awarded RSUs valued at $112,500 as the pro rata portion of the normal annual grant of RSUs for non-employee directors. Amounts in the table for Mr. Sheffield do not include the payout of $990,000, plus interest, to which he was entitled as a result of his retirement as an officer of the Company in December 2017 under his Severance Agreement. Commencing with his appointment to the position of President and CEO in February 2019, Mr. Sheffield will not be entitled to compensation for serving on the Board in addition to the compensation he receives as CEO.

Stock Ownership Guidelines for Non-Employee Directors
To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value of at least $500,000, which is approximately seven times the cash annual base retainer fee. The non-employee directors have three years after joining the Board to meet this guideline. Directors are required to retain all shares of common stock acquired upon the vesting of RSUs, other than sales to satisfy tax obligations, until the ownership guideline is reached. In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All non-employee directors are in compliance with this ownership guideline.
AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee's purpose is to assist the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee.
The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter, and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee:

•	reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2018 with management and Ernst & Young LLP;

•
discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and any other applicable accounting and auditing standards;

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence; and

•	discussed with Ernst & Young LLP the firm's independence.
Management, the internal auditors and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including: (i) the Company's enterprise risk assessment process; (ii) cybersecurity; (iii) the Company's information technology systems and controls; (iv) its income tax strategy and risks; (v) its derivatives policy and usage; (vi) its benefit plan fund management; (vii) the 2018 integrated audit plan; (viii) updates on completion of the audit plan; (ix) critical accounting policies; (x) the impact of new accounting guidance, including the new lease accounting standard; (xi) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley of 2002; (xii) the Company's ethics and compliance program; (xiii) risk management initiatives and controls for various business units; (xiv) strategy and management of the implementation of new systems; and (xv) blockchain and process automation/robotics.
Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2019.
Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.
Respectfully submitted by the Audit Committee of the Board of Directors,
Frank A. Risch, Chair
Larry R. Grillot
Royce W. Mitchell
Phoebe A. Wood
Michael D. Wortley

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The information contained in this Compensation and Leadership Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference to such filing.
During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the SEC, the Compensation and Leadership Development Committee of the Board:

•	reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

•
based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the Compensation and Leadership Development Committee of the Board of Directors,
Phillip A. Gobe, Chair
Edison C. Buchanan
Andrew F. Cates
Stacy P. Methvin
Mona K. Sutphen
J. Kenneth Thompson
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee's philosophy for determining the compensation program for the Company's CEO, Chief Financial Officer and three other most highly compensated executive officers for 2018 (the "NEOs") and to discuss how the 2018 compensation package for these executives was determined. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2018 were as follows:

•	Timothy L. Dove, President and CEO (serving in this capacity for all of 2018 and until his retirement in February 2019);

•	Mark S. Berg, Executive Vice President, Corporate/Vertically Integrated Operations;

•	Chris J. Cheatwood, Executive Vice President and Chief Technology Officer;

•	Richard P. Dealy, Executive Vice President and Chief Financial Officer; and

•	J. D. Hall, Executive Vice President, Permian Operations.

Mr. Dove announced his retirement from the Company in February 2019. In connection with his retirement, the Company appointed Scott D. Sheffield to serve as the President and CEO. Because Mr. Sheffield was not providing services during the 2018 year, he is not included as an NEO for the 2018 year.
Executive Summary
Company Compensation Philosophy and Components. The Company's executive compensation program is designed to emphasize "pay for performance." The three main components of the executive compensation program, each of which generally is targeted at the median level of the Company's peer group, are:

•	Base salary – fixed cash compensation component

•	Annual cash bonus incentive award – variable cash payout based on Company and individual performance for the year

•
Long-term incentive plan awards – equity compensation, with 50% of target value allocated to time-based awards that cliff vest after three years, and 50% of target value allocated to performance units with payout dependent on relative total stockholder return against industry peers over a three-year period (the performance units provide the opportunity to realize substantially more or less than the initial target values of the awards)
Company Performance. Highlights of the Company's 2018 performance included:

•
demonstrated commitment to the return of capital to stockholders - during 2018, announced a common stock repurchase program that will allow the Company to repurchase up to $2 billion of its common stock, and increased the Company's semiannual cash dividend by 300%; in February 2019, the Company further doubled its semiannual cash dividend to $0.32 per share;

•
significantly grew Permian Basin production - delivered 2018 Permian Basin oil production of 181 MBOPD; an increase of 23% compared to 2017, and total 2018 Permian Basin production of 283 MBOEPD, an increase of 26% compared to 2017;

•
continued to streamline the Company's asset portfolio with divestments of non-core assets - continued to reduce the Company's cost structure and streamline its portfolio through the divestiture of non-core assets, with proceeds from the 2018 asset divestitures totaling approximately $865 million (which includes the receipt of 16.6 million shares of ProPetro Holding Corp. (valued at the closing share price as of 2/5/2019) and $110 million of cash payments that were received during the first quarter of 2019);

•
continued to realize enhanced margins through firm transportation contracts - continued to enhance margins through the Company's firm transportation contracts by transporting oil and gas from its areas of production to price-advantaged markets; the full-year 2018 impact of this strategy led to $458 million of additional cash flow;

•
continued to maintain a strong balance sheet - year-end cash on hand and short- and long-term investments totaled $1.4 billion and net debt at year-end was $0.9 billion; the Company is rated as mid-investment grade by three credit rating agencies;

•	demonstrated leadership in sustainability - published the Company's second annual Sustainability Report; and

•
continued to maintain the Company's strong culture - in 2018, Pioneer was named the seventh best place to work among large companies in the Dallas/Fort Worth area based on a survey of employees conducted by The Dallas Morning News. Pioneer is one of only two companies to be on the Top 100 Places to Work list for each of the past 10 years.

2018 Compensation Actions. The following is a summary of the material compensation decisions made by the Compensation Committee for 2018:

•
Base salary - Mr. Dove's base salary was increased to $1,150,000 from $900,000, which approximated the median of the Company's peer group; other NEOs' base salaries were increased based on the peer market data and other considerations as described below.

•
Annual cash bonus incentive award - Mr. Dove's bonus target, as a percentage of his base salary, was held constant at 130 percent of base salary, which approximated the median of the Company's peer group; other NEOs' target percentages were held constant except as noted below. Following the end of the year, the Compensation Committee assessed the Company's performance against its pre-determined goals and arrived at a final general payout level of 123 percent of target to recognize the Company's and the NEOs' achievements.

•
Annual long-term incentive plan awards - the target value of Mr. Dove's 2018 long-term incentive award was increased from $7,000,000 to $7,379,000, which approximated the median of the Company's peer group; the committee increased the target values for the other NEOs based on the peer market data and other considerations as described below, with 50 percent continuing to be allocated in the form of performance units and 50 percent in the form of restricted stock.

The following charts illustrate the various components of total 2018 annual compensation for the CEO and the other NEOs as a group as reported in the Summary Compensation Table below.

More specific information regarding the Compensation Committee's compensation decisions for 2018 and the Company's executive compensation program is contained in the remainder of this Compensation Discussion and Analysis section.
Executive Compensation and Compensation-Related Corporate Governance Policies and Practices. The Company's executive compensation and compensation-related governance policies and practices are designed to reward the NEOs for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking, and incorporate many best practices, including the following:

What We Do
☑	Pay for performance - over 80 percent of target total compensation for the NEOs comprises variable compensation through annual bonuses and long-term incentive compensation.
☑
Emphasize long-term performance - over 70 percent of target total compensation for the CEO comprises long-term equity-based incentives, with a mix of these incentives among performance units and restricted stock.

☑
Health, safety and environmental ("HSE") goals - the Compensation Committee incorporates HSE goals in the annual cash bonus incentive program; the goals are set after approval by, and then performance is assessed primarily based on input from, the Health, Safety and Environment Committee.

☑
Robust stock ownership guidelines - six times (6x) base salary for the CEO and three times (3x) base salary for executive vice presidents; officers are required to retain their shares of common stock acquired upon the vesting of restricted stock awards or the exercise of stock options until the ownership guideline is reached, and sales of such shares are prohibited other than to satisfy tax obligations.

☑
Clawback policy - the Board has the right to cause the reimbursement of certain incentive compensation if predicated upon the achievement of financial results that were subsequently the subject of a required restatement.

☑
Double-trigger severance in the event of a change in control - cash severance amounts pay out only if a qualifying involuntary termination of employment also occurs in connection with a change in control.

☑
Double-trigger vesting of equity awards for the NEOs in the event of a change in control - the equity awards for the NEOs provide for a double trigger so that upon a change in control, the awards generally will only vest prior to the scheduled vesting date if a qualifying termination event occurs.

☑	Risk oversight - the Compensation Committee annually evaluates risk in setting executive compensation in order to establish an appropriate balance of incentives.
☑
Independent Compensation Committee with independent compensation consultant - all members of the Compensation Committee are independent. The committee has engaged a compensation consultant that is independent of management and free of conflicts of interest with the Company.

☑
Reward future performance on a consistent basis - restricted stock and performance unit awards are awarded annually, with vesting over periods of three years, based on a dollar value divided by an average stock price, so that the rolling effect of vesting each year discourages manipulation in one year, which could have an adverse effect on the awards' value in a following year.

What We Do Not Do
☒
No tax gross ups - in 2013, all of the Company's executive officers, including the CEO and the other NEOs, agreed to amend their change in control agreements to eliminate the excise tax gross-up feature in their agreements.

☒
No defined benefit pension programs for the NEOs - the Company does not maintain a defined benefit pension program for the NEOs; the NEOs are eligible to participate in the Company's 401(k) and Matching Plan (the "401(k) Plan") and a non-qualified deferred compensation plan.

☒	No employment agreements - all of the Company's executive officers are employees at will, with no guaranteed salary or bonus.
☒
No hedging or pledging of Company common stock - policies prohibit directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, and directors and executive officers are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board.

☒	No excessive perquisites - modest in amounts, frequently business-related and fully disclosed.
☒	No repricing of stock options - repricing stock options or buying out underwater stock options is prohibited without stockholder approval.
Stockholder Engagement and Response to Stockholder Advisory Vote on Named Executive Officer Compensation. Pioneer has always valued its relationship with its stockholders and the Company has consistently demonstrated its commitment to transparency and responsiveness to stockholder perspectives. In addition to its extensive investor relations activities, the Company has regularly engaged with stockholders and solicited feedback regarding its executive compensation program, as well as a range of environmental, health and safety and corporate governance matters and other important issues.
At the 2018 Annual Meeting, approximately 96 percent of the total votes cast were voted in favor of the Company's say-on-pay proposal. The Compensation Committee believes this affirms the stockholders' support of the Company's executive compensation program, and the committee did not change its approach to executive compensation matters in 2018 based on the results of the advisory vote on the Company's 2017 executive compensation program. However, after taking into account feedback received in the course of the

Company's stockholder engagement process, as well as evolving executive compensation practices, the committee took the following actions:

•
In setting the Company's goals for the 2018 annual cash bonus incentive award program, the committee incorporated a specific metric for return on capital employed and changed the goals for production and proved reserves growth to be on a per share basis.

•
The 2018 equity awards for all NEOs provide for a double trigger, so that upon a change in control, the awards will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs.

Executive Compensation Program
Philosophy and Objectives. The Company's executive compensation program is designed to emphasize "pay for performance" by:

•	providing performance-driven compensation opportunities that attract, retain and motivate executives to achieve optimal results for the Company and its stockholders;

•	aligning compensation with the Company's short- and long-term business objectives while providing sufficient flexibility to address the unique dynamics of the E&P industry; and

•	emphasizing the use of equity-based compensation to motivate the long-term retention of the Company's executives and align their interests with those of stockholders.
As an executive's leadership role expands, and the scope, duties and responsibilities of the executive's position increase, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer duration, and base salary should be a relatively smaller portion of senior executive total compensation. The committee believes that the majority of an NEO's realized compensation should be driven by the performance of the Company.

Executive Compensation Components. The components of the Company's executive compensation program for 2018 and the respective purposes of each within the framework of the Company's compensation philosophy and objectives are described in the table below.

Compensation Component	Description	Purpose and Philosophy
Base Salary	Fixed annual cash compensation
Provides a stable, fixed element of cash compensation
Recognizes and considers the internal value of the position within the Company and the individual's experience, leadership potential and demonstrated performance

Annual Cash Bonus Incentive	Performance-based annual cash compensation based on annual performance goals with pre-assigned weights
Rewards executives for the achievement of annual financial, operating and strategic goals and individual performance
Allows the committee to evaluate both objective and subjective considerations when determining final payout amounts
Emphasizes team performance; however, individual executives may receive bonus payments above the team level if the individual's performance adds significant value, or below the team level if performance does not meet expectations

Long-Term Incentive, in Two Components
Performance Units - Equity compensation with payout in shares based on total stockholder return in relation to peers over a three-year period

Restricted Stock - Equity compensation with time-based, three-year cliff vesting

Long-term equity awards ensure that realized value to the executive aligns with value delivered to stockholders; realized value is dependent on Company performance over the long-term (three years); performance unit payout is dependent on relative total stockholder return against industry peers
Reinforces executive stock ownership
Through a combination of award types, encourages executives to take the proper level of risk in developing and executing the Company's business plan with a long-term focus
Critical to the Company's ability to attract, motivate and retain the Company's key executives

Other Compensation	Health and life insurance, retirement benefits and limited perquisites	Addresses health and post-retirement welfare of executives and provides certain other limited benefits
The Compensation Committee reviews peer data relative to each of the three main compensation components for each NEO. The committee's philosophy, in general, is to set the base salary, target bonus percentage and target long-term incentive award value at approximately the median of the Company's peers for each NEO, unless the committee determines that an NEO's term of experience, breadth of duties and responsibilities and/or contribution level justify, or that industry conditions warrant, setting compensation levels below or above median. However, the ultimate values realized by the NEOs upon payout of the annual cash bonus incentive or vesting of long-term incentive awards will vary above or below median depending on performance, which, in the case of the long-term incentive awards, will be determined after three years.
Compensation Setting Process
Role of the Compensation Committee. As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	administers the Company's executive compensation program;

•	establishes the Company's overall compensation philosophy and strategy; and

•	ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.
In determining the compensation of the NEOs:

•
the Compensation Committee considers the CEO's evaluation of the other NEOs' performance and his recommendations as to their compensation, but the committee makes all final decisions regarding their compensation; and

•	with regard to the CEO's compensation, the committee:

▪	determines the individual elements of the CEO's total compensation and benefits;

▪	approves specific annual corporate goals and objectives relative to the CEO's compensation;

▪	reviews the CEO's performance in meeting these corporate goals and objectives; and

▪	prior to finalizing compensation for the CEO, reviews the committee's intentions with the other independent directors on the Board and receives their input.
The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various employment termination events, including the NEO's potential "walk-away" benefits. The committee also reviews historical target and actual compensation levels to determine whether the compensation program design is meeting the committee's objectives of providing fair compensation and effective retention, as well as supporting the program's emphasis on pay-for-performance.
A further description of the duties and responsibilities of the Compensation Committee can be found in "Corporate Governance - Meetings and Committees of the Board."
Role of Management. The Company's Human Resources Department assists the Compensation Committee and its independent compensation consultant in gathering the information needed for their respective reviews of the Company's executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the committee. The committee, in executive session and without executive officers present, approves the CEO's pay levels.
Role of the Compensation Consultant. For 2018, the Compensation Committee retained Meridian to serve as an independent consultant to the committee to provide information and objective advice regarding executive and director compensation. The committee did not direct Meridian to perform its services in any particular manner or under any particular method. The committee has the final authority to hire and terminate the compensation consultant, and the committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than in its role as advisor to the committee, and the committee has determined that no conflicts of interest exist as a result of the engagement of Meridian. The committee has also retained Meridian as its independent consultant on executive and director compensation for 2019.
From time to time, Meridian contacts the Company's executive officers for information necessary to fulfill its assignment and makes reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.
Benchmarking. In conjunction with Meridian, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine the degree to which target and actual compensation levels reflect the Company's overall philosophy and compare to the external market. Each year the committee identifies a peer group consisting of independent oil and gas E&P companies that have similar operational and capital investment profiles as the Company. The committee believes these metrics are appropriate for determining peers in this context because these metrics are likely to result in identification of the companies with which the Company should expect to compete for executive talent. Thus, the committee believes this peer group provides a reasonable point of reference for comparing the compensation of the Company's executives to others holding similar positions and having similar responsibilities. The committee's overall objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company, primarily taking into consideration the companies' relative sizes in terms of enterprise value and market capitalization, but also considering total assets and revenue. The committee reviews the peer group each year and makes changes as needed.
The Company's benchmarking consists of all components of direct compensation, including base salary, annual cash bonus targets and long-term incentive awards. Information gathered from the proxy statements of the peer group companies and Meridian's proprietary databases are reviewed as a part of the benchmarking effort.
For the 2018 compensation decisions, the Compensation Committee used a peer group of 15 companies and grouped those companies into two tiers as follows:

Tier 1 Companies	Enterprise Value (1)	Market Cap. (2)
	($ million)	($ million)
EOG Resources, Inc.	$61,200	$55,862
Anadarko Petroleum Corporation	$41,354	$27,372
Devon Energy Corporation	$31,969	$19,292
Apache Corporation	$25,625	$17,447
Concho Resources Inc.	$21,513	$19,434
Continental Resources Inc.	$20,868	$14,329
Noble Energy, Inc.	$20,820	$13,700
Hess Corporation	$20,442	$14,903
Marathon Oil Corporation	$16,119	$11,524
Cabot Oil & Gas Corporation	$13,376	$12,372

Tier 2 Companies	Enterprise Value (1)	Market Cap. (2)
	($ million)	($ million)
Encana Corporation	$15,740	$11,437
Chesapeake Energy Corporation	$15,599	$3,834
Cimarex Energy Co.	$11,797	$10,830
Range Resources Corporation	$8,624	$4,776
Southwestern Energy Company	$8,009	$3,064

Summary Statistics and Pioneer Ranking	Enterprise Value (1)	Market Cap. (2)
	($ million)	($ million)
Summary Tier 1 Statistics:
25th Percentile	$20,537	$13,857
50th Percentile	$21,191	$16,175
75th Percentile	$30,383	$19,398
Summary Tiers 1 and 2 Statistics:
25th Percentile	$14,488	$11,133
50th Percentile	$20,442	$13,700
75th Percentile	$23,569	$18,369
______________________

(1)	Enterprise value is the summation of market capitalization as of September 30, 2017 plus net debt as of June 30, 2017.

(2)	Market capitalization was determined as of September 30, 2017.

Pioneer	$25,627	$25,096
Percentile Rank - Tier 1	67%	86%
Percentile Rank - Tiers 1 and 2	79%	91%
The Compensation Committee believed the Tier 1 peer group companies were most closely related to the Company in size and operations. The Tiers 1 and 2 group includes the Tier 1 peer group companies plus the next five companies closest in size and operations to the Company. Overall, the peer companies remained the same as the group used for 2017 decisions, except that Encana Corporation was added to, and Whiting Petroleum Corporation and Murphy Oil Corporation were removed from, the Tier 2 category.

Elements of the Company's Compensation Program
The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2018.
Base Salary. In establishing the NEOs' 2018 base salaries, which are set forth in the table below, the Compensation Committee reviewed with Meridian its base salary benchmarking data and analyzed how effectively the data matched each executive's duties and responsibilities. Recognizing the completion of Mr. Dove's first year as CEO, his base salary was increased to $1,150,000, which approximated the median of CEO base salary among the Company's peer group . With respect to the base salaries of other NEOs, the committee referred to the median of the benchmarking data, but also took into consideration factors of internal equity and the fact that the responsibilities of the Company's NEOs were broader than those of their respective peers. For example, Mr. Dealy's responsibilities include oversight of the Company's supply chain, marketing and corporate reserves functions, and Mr. Berg's responsibilities include oversight of the Company's land, regulatory, government relations, corporate communications and vertically integrated services functions. In the case of Mr. Hall, as he was to be primarily responsible for oversight of the Company's principal operating asset following the completion of the Company's divestiture program, his base compensation was determined in part by reference to the primary operating officer of the peer group.

NEO	2017 Base Salary	2018 Base Salary	% Change
Timothy L. Dove	$900,000	$1,150,000	28%
Richard P. Dealy	$582,000	$600,000	3%
Mark S. Berg	$460,000	$475,000	3%
Chris J. Cheatwood	$460,000	$475,000	3%
J. D. Hall	$453,600	$580,000	28%
Annual Cash Bonus Incentive Program
The annual cash bonus incentive award component of the Company's executive compensation program is intended to compensate the NEOs based on the achievement of annual financial, operating and strategic goals and individual performance.
Target Bonus Amounts. At the beginning of the year, the Compensation Committee establishes for each NEO a target bonus level as a percentage of the executive's base salary, as set forth in the table below. For Mr. Dove and the NEOs other than Mr. Hall, the levels that had been established in 2017 were determined to be near the median level of companies in the Company's peer group, and accordingly, were not increased for 2018. Mr. Hall's target bonus percentage was increased moderately to approximate the peer group for his position.

NEO	2017 Target Bonus %	2018 Target Bonus %	% Change
Timothy L. Dove	130	130	-%
Richard P. Dealy	100	100	-%
Mark S. Berg	80	80	-%
Chris J. Cheatwood	80	80	-%
J. D. Hall	80	85	6%
Performance Score. Shortly following the end of the year, when the Company's results are known, the committee evaluates the Company's and the NEOs' performance and determines the actual payout to each NEO based on the following formula:

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)
To assist the Compensation Committee in its determination of the performance score, the Compensation Committee works with senior management to establish a limited number of operational, financial and strategic performance goals, each with a pre-assigned weighting, for purposes of guiding the committee's evaluation of performance. These goals were anticipated to be among the most critical business goals that management should focus it efforts on during the following year, and which also support the Company's long-term strategy. The goals also seek to provide a balanced approach, such that the goals to achieve production growth or additions to proved reserves are complemented by goals designed to control costs and limit the Company's debt levels.
2018 Performance Goals and Results. The pre-established targets for the 2018 operational, financial and strategic goals, together with the results, are set out in the table below. The target performance metrics are intended to align with the guidance the Company provides its investors at the beginning of the year. Following the Compensation Committee's assessment of the Company's performance, the committee determined an actual payout percentage for each goal. The payout percentage for each goal can range from zero to a maximum of 250 percent, and is established by the committee using its subjective judgment as to the Company's performance in each area. The committee believes it is important to retain its ability to exercise a certain level of discretion so that the Board and management will have flexibility to plan for and react to changing industry circumstances, such as commodity prices, cost structures and acquisition and divestment opportunities, without creating conflicting incentives for management.

Performance Goal	Target Performance	Performance Result	Relative Weight	Payout (% of Target)	Weighted Payout
Permian Basin production per share growth	≥21.5%	26%	15%	135%	20%
Return on capital employed (1)	≥7%	9%	15%	120%	18%
Ratio of net debt to EBITDAX (2)	≤0.1x	0.3x	15%	100%	15%
Permian Basin base lease operating and corporate general and administrative costs/BOE	≤10.25	$10.08	15%	110%	17%
Permian Basin proved reserves per share growth (3)	≥19%	27%	10%	115%	11%
Health, safety and environmental (4)			10%	139%	14%
Certain strategic goals (5)			20%	140%	28%
Total performance factors			100%		123%
Discretionary factor (not to exceed +/- 33%)					_
Final performance score					123%
______________________

(1)
"Return on capital employed" is net income adjusted for tax-effected interest expense, net noncash mark-to-market derivative gains and losses and other unusual items divided by the summation of average equity, adjusted for tax-effected interest expense, net noncash mark-to-market derivative gains and losses and other unusual items, plus average net debt.

(2)
The 2018 goal assumed (i) completing the sale of the Company's Eagle Ford Shale and other South Texas properties, which has not yet been completed and is still ongoing, and (ii) the repurchase of $100 million of common stock, as initially authorized by the Board in February 2018. In December 2018, the Board canceled the previously authorized common stock repurchase program and authorized a new $2 billion common stock repurchase program, resulting in the purchase of $127 million of incremental shares. Had the Eagle Ford Shale sale been completed as forecasted and the incremental shares not been repurchased, the Company's ratio of net debt to EBITDAX would have been 0.1x. "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties, impairment of inventory and other property and equipment; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; noncash derivative related activity; amortization of stock-based compensation; and other noncash items.

(3)
"Permian Basin proved reserves per share growth" is the percentage increase in December 31, 2018 Permian Basin proved reserves, on a barrel of oil equivalent ("BOE") basis, divided by shares outstanding as of December 31, 2018 compared to the equivalent computation as of December 31, 2017. Permian Basin proved reserves at December 31, 2018 exclude positive price revisions of 14 million barrels of oil equivalent ("MMBOE"), resulting from increases in oil and gas prices in 2018 compared to 2017.

(4)
HSE goals generally were weighted one-half toward health and safety-related goals and one-half toward environmental-related goals, with the payout percentage being primarily based on input from the Health, Safety and Environment Committee as to its evaluation of Company performance in the areas of safety observations, safety investigations, training of personnel and environmental metrics.

(5)
For 2018, the strategic goals category included executing the asset divestitures program and the resulting transition of the organization to a Company operating in a single basin; positioning the Company to continue to return capital to stockholders; continuing to increase productivity from the wells the Company drills and completes and operational efficiency while managing costs; testing the prospectivity of certain targeted new zones; completing key vertical integration initiatives; cost effectively implementing the Company's enterprise resource planning system and preparing for the continued sustainability of the system; and continuing to maintain the Company's culture and expand the Company's workforce diversity initiatives.
The Company delivered a strong operational performance in 2018. The following summarizes some of the notable performance highlights from the year relating to the performance goals, which led to the Compensation Committee's decisions as to the payout percentages set forth above:

•
Permian Basin production per share growth - well exceeded the goal; the Company delivered 2018 Permian Basin oil production of 181 MBOPD, an increase of 23% compared to 2017, and total 2018 Permian Basin production of 283 MBOEPD, an increase of 26% compared to 2017.

•
Return on capital employed - well exceeded the goal; the Company benefitted from its low-cost basis Permian Basin acreage, unencumbered by high-cost acquisitions, and firm transportation agreements that allowed it to move its oil and gas to price-advantaged markets.

•
Ratio of net debt to EBITDAX - continued to reduce the Company's cost structure by streamlining the Company's asset portfolio through the divestiture of non-core assets in South Texas, the Raton Basin in southeastern Colorado and the West Panhandle field in the Texas Panhandle and continued to maintain a strong balance sheet, with 2018 year-end cash on hand of $1.4 billion (including liquid investments) and net debt of $0.9 billion. The 2018 goal assumed (i) completing the sale of the Company's Eagle Ford Shale and other South Texas properties, which has not yet been completed and is still ongoing, and (ii) the repurchase of $100 million of common stock, as initially authorized by the Board in February 2018. In December 2018, the Board canceled the previously authorized common stock repurchase program and authorized a new $2 billion common stock repurchase program, resulting in the purchase of $127 million of incremental shares. Had the Eagle Ford Shale sale been completed as forecasted and the incremental shares not been repurchased, the Company’s ratio of net debt to EBITDAX would have been 0.1x.

•
Permian Basin base lease operating and corporate general and administrative costs/BOE - exceeded the goal; driven by cost reduction initiatives and growth of low-cost Permian Basin horizontal production.

•	Permian Basin proved reserve per share growth - well exceeded the goal; the Company added proved reserves in the Permian Basin area totaling 304 MMBOE during 2018.

•
Health, safety and environmental - exceeded the goals; as noted by the Health, Safety and Environment Committee, the Company implemented a number of safety initiatives, including a process to reduce workplace incidents and hazards through enhancing the quality and effectiveness of the incident management process, and continued to support innovative technology solutions to address environmental risks and improve performance, including leak detection surveys.

•
Strategic goals - accomplished essentially all goals; the Company completed all of its planned divestitures, other than the sale of all of its Eagle Ford assets, and in addition, completed the sale of its pressure pumping assets to a third party, which concurrently became a strategic long-term service provider of pressure pumping and related services to the Company; demonstrated a commitment to return capital to stockholders by increasing its dividend and announcing a $2 billion stock repurchase program; continued to improve well productivity in the Permian Basin area while instituting a process to benchmark its drilling and completion performance against its peers and implement key learnings; completed the testing of horizontal wells in Spraberry intervals; completed key initiatives to secure key resources, including transitioning the majority of the Company's sand supply requirements to West Texas sand sources; completed the implementation of its enterprise resource planning system on schedule and on budget; and continued to maintain Pioneer's strong corporate culture, once again being ranked among the top ten large companies to work for in the Dallas-Fort Worth area.

Under the program, the Compensation Committee retains discretion to adjust the amount of the final payout, positively or negatively, by up to 33 percent, to recognize critical performance factors and industry conditions, for all NEOs as a group or separately for each NEO based on individual performance factors, but the total payout for any NEO may not exceed 250 percent of his or her target bonus. For 2018, the committee did not adjust the final payout level for the NEOs as a group.
Individual performance adjustments. The Compensation Committee then reviewed with Mr. Dove the individual performance of the other NEOs, taking into consideration their contributions to the achievement of the Company-wide goals, as well as their individual goals that the committee approved at the beginning of the year as part of its leadership development and succession planning functions, to make a determination as to whether any individual NEO merited a bonus payment above or below the bonus payout level determined for the Company as a whole. Based on this review, the committee determined that each of the NEOs performed at a high level contributing to the Company's success, meriting a bonus payout of at least that level. In addition, the committee determined that the following NEOs merited payouts at a greater level:

•
Mr. Dealy was recognized for his leadership role in the Company's divestiture program as well as its firm transportation arrangements, which led to significant incremental cash flow in 2018. Mr. Dealy's bonus payout level was set at 140 percent of target.

•
Mr. Berg was recognized for his leadership role in negotiating the pressure pumping asset divestiture and the related strategic long-term service agreement with the purchaser, as well as the Company's West Texas sand supply arrangements, which the Company believes will significantly decrease its cost structure and improve capital efficiencies. Mr. Berg's bonus payout level was set at 150 percent of target.

•	Mr. Hall was recognized for his leadership role in the Company's strong operational and health, safety and environmental performance. Mr. Hall's bonus payout level was set at 140 percent of target.
The Compensation Committee makes its own assessment as to whether the CEO's individual performance merits a bonus payment above or below the bonus payout level, and reviews its recommendations with the full Board. For 2018, the committee reviewed Mr. Dove's performance and concluded that his leadership and performance merited the same payout level for the NEOs as a whole, or 123% of target.
Annual Long-Term Incentive Awards. In late 2017, the Compensation Committee began the process of determining the total target dollar amount of the 2018 annual long-term incentive awards to be granted to each NEO by meeting with Meridian to review benchmarking data related to long-term incentive awards, including median award levels at companies within the Company's peer group, in accordance with the Company's compensation philosophy. The committee also reviewed each NEO's total compensation level and each NEO's performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2018 annual long-term incentive award. Although the committee reviews the size and current value of prior long-term incentive awards, it did not consider these values in determining the 2018 long-term incentive award for the NEOs. The committee believes that prior years' awards were a component of those specific years' total compensation and were not excessive, and future awards should be competitive with an NEO's current peer group position in order to retain and motivate the NEO.
As discussed above, the total target dollar amount of Mr. Dove's long-term incentive awards for 2018 was increased from $7,000,000 to $7,379,000 to approximate the median of the Company's peer group, as Mr. Dove had completed his succession to the role of CEO that began in January 2017.
With respect to the other NEOs, at the Compensation Committee's regularly scheduled February 2018 meeting, the committee determined to make modest increases in the total target dollar amount of their long-term incentive awards in furtherance of the committee's desire to emphasize the alignment of management's long-term interests with those of stockholders.
The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs. As a part of its review, the committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian. In accordance with the pay-for-performance philosophy of the Company's compensation program, the committee approved continuing the mix of long-term incentives for NEOs for 2018 at 50 percent performance units and 50 percent restricted shares. The committee believes this mix of long-term incentive awards provides an effective balance of risk, where restricted stock awards are time-based, full value awards, which avoid an "all or nothing" mentality, and performance units provide benefits based on the performance of the Company's stock price over a three-year period in relation to the Company's peer group total stockholder return.
The table below shows the approved total target dollar amount of the long-term incentive awards granted to each NEO for 2018, compared to 2017, and the allocation of the 2018 target amount between the two award types. To arrive at the resulting number of restricted shares and target performance units awarded, the target amount of the award was divided by the 30 trading day average closing price of the Company's common stock prior to February 1, 2018.

				Allocation Among Awards (1)
NEO	2017 Target Value	2018 Target Value	% Change	Restricted Stock/RSU Awards	Performance Units
Timothy L. Dove	$7,000,000	$7,379,000	5%	$3,689,500	$3,689,500
Richard P. Dealy	$2,550,000	$2,626,500	3%	$1,312,200	$1,313,200
Mark S. Berg	$2,050,000	$2,110,000	3%	$1,055,000	$1,055,000
Chris J. Cheatwood	$2,050,000	$2,110,000	3%	$1,055,000	$1,055,000
J. D. Hall	$2,500,000	$2,700,000	8%	$1,350,000	$1,350,000
______________________

(1)
These dollar amounts vary from the values disclosed in the Summary Compensation Table and the 2018 Grants of Plan-Based Awards table below because those amounts are calculated based on the grant date fair value of the awards for accounting purposes in accordance with SEC rules. See the footnotes to those tables for further information regarding the methodology for determining the values of the awards for purposes of those tables.

Restricted Stock and RSU Awards. For the 2018 restricted stock and RSU award program, the awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. For tax reasons, NEOs who have attained or who will attain the stated retirement age under the awards (which is age 60 for the 2018 awards) during the vesting period of the awards are awarded RSUs instead of restricted stock. In 2018, Messrs. Dove, Berg and Cheatwood received RSUs. Additional information regarding the terms of these awards is described below under "Executive Compensation Tables-Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table."
Performance Unit Awards. For the 2018 performance unit award program, the Compensation Committee determined, as it has since it began awarding performance units in 2007, that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return, or "TSR" (as defined in the award agreements), over a three-year performance period. The committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company's performance and provides the best alignment of the interests of management and the Company's stockholders. The committee does from time to time consider incorporating other performance metrics, such as return on assets or levels of income, but believes that such other metrics are subsumed by TSR, particularly on a relative basis, and could lead to unintended results caused by the cyclical nature of the oil and gas business. Therefore, the committee believes that TSR is the best metric by which to measure relative performance of the Company and management compared to the Company's peers.
The companies in the peer group used in measuring relative TSR with respect to the performance unit grants in 2018 were unchanged from 2017, being Anadarko Petroleum Corporation, Apache Corporation, Cabot Oil & Gas Corporation, Concho Resources Inc., ConocoPhillips, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation and Noble Energy, Inc. As depicted in the following table, the payout will range from zero percent to 250 percent of a target number of performance units awarded based on the Company's relative TSR ranking in the peer group at the end of the three-year performance period that began on January 1, 2018 and ends December 31, 2020:

TSR Rank Against Peers	Percentage of Performance Units Earned (1)
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%
______________________

(1)	See the 2018 Grants of Plan-Based Awards table below, and the description of the performance units following that table, for additional information regarding the terms of the performance units.
The performance unit awards granted each year provide an additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year. As depicted in the table below, with respect to the performance units granted in 2016, for the period January 1, 2016 to December 31, 2018, the Company's TSR resulted in a ranking of sixth place, providing a payout of 110 percent of target.

Ranking	Company	TSR (%)
1	Continental Resources Inc.	49
2	ConocoPhillips	34
3	Cabot Oil & Gas Corporation	33
4	EOG Resources, Inc.	29
5	Concho Resources Inc.	19
6	Pioneer	5
7	Marathon Oil Corporation	4
8	Hess Corporation	(2)
9	Anadarko Petroleum Corporation	(7)
10	Apache Corporation	(26)
11	Devon Energy Corporation	(29)
12	Noble Energy, Inc.	(31)
Accordingly, the performance shares earned by the NEOs for the 2016 to 2018 performance period were as follows:

NEO	Target Payout of Shares	Payout % of Target	Actual Payout of Shares
	(#)		(#)
Timothy L. Dove	14,847	110%	16,332
Richard P. Dealy	10,433	110%	11,477
Mark S. Berg	8,423	110%	9,266
Chris J. Cheatwood	8,423	110%	9,266
J. D. Hall	7,357	110%	8,093
The following table shows, as of December 31, 2018, the relative TSR rankings of the Company and each of the named peer companies for the currently outstanding performance unit awards, which have periods that began January 1, 2017, or two years into the three year performance period, and January 1, 2018, or one year into the three year performance period, although the actual performance level cannot be known until the end of the applicable performance period.

Rank	Period Beginning January 1, 2017		Period Beginning January 1, 2018
	Company	TSR (%)	Company	TSR (%)
1	ConocoPhillips	41%	ConocoPhillips	27%
2	Cabot Oil & Gas Corporation	12%	Hess Corporation	17%
3	EOG Resources, Inc.	3%	Anadarko Petroleum Corporation	6%
4	Marathon Oil Corporation	(2)%	Marathon Oil Corporation	5%
5	Hess Corporation	(4)%	EOG Resources, Inc.	(2)%
6	Concho Resources Inc.	(8)%	Continental Resources, Inc.	(3)%
7	Continental Resources, Inc.	(11)%	Pioneer	(8)%
8	Anadarko Petroleum Corporation	(20)%	Cabot Oil & Gas Corporation	(12)%
9	Pioneer	(20)%	Concho Resources Inc.	(12)%
10	Noble Energy, Inc.	(37)%	Noble Energy, Inc.	(13)%
11	Devon Energy Corporation	(38)%	Apache Corporation	(19)%
12	Apache Corporation	(45)%	Devon Energy Corporation	(28)%
To demonstrate the pay-for-performance nature of the performance unit program, the following table shows the resulting realized values of the performance unit program for performance unit awards granted to the individuals serving as CEO since the program began in 2007:

Performance Period	Min Payout of Shares	Target Payout of Shares	Max Payout of Shares	Actual Earned Date	TSR Rank	Payout % of Target	Actual Payout of Shares
	(#)	(#)	(#)				(#)
Awards to Mr. Sheffield:
1/1/2007-12/31/2009	0	34,998	87,495	12/31/2009	7	75	26,249
1/1/2008-12/31/2010	0	38,478	96,195	12/31/2010	2	200	76,956
1/1/2009-12/31/2011	0	60,459	151,148	12/31/2011	1	250	151,148
1/1/2010-12/31/2012	0	28,222	70,555	12/31/2012	1	250	70,555
1/1/2011-12/31/2013	0	16,065	40,163	12/31/2013	1	250	40,163
1/1/2012-12/31/2014	0	17,553	43,883	12/31/2014	2	200	35,106
1/1/2013-12/31/2015	0	30,540	76,350	12/31/2015	4	150	45,810
1/1/2014-12/31/2016	0	23,273	58,183	12/31/2016	3	175	40,728

Awards to Mr. Dove:
1/1/2015-12/31/2017	0	11,530	28,825	12/31/2017	4	150	17,295
1/1/2016-12/31/2018	0	14,847	37,118	12/31/2018	6	110	16,332
1/1/2017-12/31/2019	0	19,110	47,775	12/31/2019	Not yet determined
1/1/2018-12/31/2020	0	20,683	51,708	12/31/2020	Not yet determined
In administering the annual long-term incentive award program, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled first quarter Compensation Committee meeting.

•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.

•	All annual awards cliff vest after three years, subject generally to the continued employment of the executive officer.
Total Direct Compensation
In determining the extent to which the Company's executive compensation program meets the Compensation Committee's compensation philosophy and objectives, the committee reviews the competitiveness of total compensation (the aggregate of base salary, annual cash bonus incentive payment and the grant value of long-term incentive plan awards), in addition to each of the individual compensation components.

Other Compensation
Overview. The Compensation Committee believes that providing some perquisites, as well as health, welfare and retirement benefits, as components of total compensation is important in attracting and retaining qualified personnel; however, because the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits. The Company's perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.
Limited Perquisites. The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company's cell phones and computers. The Company also pays for the costs for the NEOs' spouses to participate in certain business dinners or events, which the Company expects to be minimal.
Each year, the Company purchases a certain number of hours of flight time through a fractional aircraft ownership arrangement. These hours are made available for business use to the executive officers and other employees of the Company. The Company's policy is to not permit employees, including executive officers, to use these hours for personal use. The Company expects there will be occasions when a personal guest (including a family member such as a spouse) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.
Health and Welfare Benefits. The Company's NEOs participate in the Company's health and welfare benefit plans, including medical, dental, disability and life insurance arrangements, on the same basis as the Company's other employees.
Retirement Plans. All eligible employees of the Company, including the NEOs, may participate in the Company's 401(k) Plan. The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant. The participant's contributions are fully vested at all times, and the Company's matching contributions vest over the first four years of service, after which time the matching contributions vest immediately. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.
The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of the participant's annual cash bonus. Each year, the Company provides a matching contribution equal to the NEO's contribution, but limited to a maximum of ten percent of annual base salary. The Company's matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company. The Company believes the plan is administered in operational compliance with all applicable rules and law. For more information on the non-qualified deferred compensation plan provisions, see "Executive Compensation Tables - 2018 Non-Qualified Deferred Compensation."

Severance and Change in Control Arrangements. The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to recruit and retain executives, provide continuity of management in the event of an actual or threatened change in control and provide the executive with the security to make decisions that are in the best long-term interest of the stockholders. The change in control agreements do not provide a "gross-up" payment for excise taxes that might be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code (the "Code"), and it is the Company's policy that it will not provide such gross up benefits in future change in control or severance agreements. The terms of these agreements are described later in "Executive Compensation Tables - Potential Payments upon Termination or Change in Control."
CEO Succession Process and 2019 Compensation Actions
As discussed above in "Corporate Governance - Board Leadership Structure," in February 2019, Mr. Dove retired as President and CEO and the Board appointed Mr. Sheffield to serve as the Company's President and CEO to succeed him. At the same time, the Board appointed Mr. Thompson, an independent member of the Board, to serve as Chairman of the Board in place of Mr. Sheffield.
In connection with this transition, the Compensation Committee conferred with Meridian as to the appropriate compensation structure for Mr. Sheffield, and after reviewing its recommendations with the full Board, the committee approved the following with respect to Mr. Sheffield's compensation for 2019:

•	a base salary of $1,250,000 per year;

•	a 2019 bonus target of 130% of base salary; and

•	long-term incentive awards having a target dollar value of $8.4 million.
In connection with Mr. Dove's retirement, in recognition of his long service to the Company, the Board determined that his right to receive benefits under his Severance Agreement would be determined as if he had been terminated by the Company without cause. Those benefits are described more fully with the table for Mr. Dove in "Potential Payments upon Termination or Change in Control" below.

Stock Ownership Guidelines
To support the commitment to significant stock ownership by NEOs, the Company's common stock ownership guidelines are as follows:

Officer	Required Stock Ownership - Multiple of Annual Base Salary
CEO	6x
Executive Vice Presidents	3x
An NEO generally has three years after becoming an executive officer to meet the applicable stock ownership guideline. In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. The NEOs are required to retain all shares of common stock acquired in connection with the exercise of stock options or the vesting of other stock awards, other than sales to satisfy the exercise price of a stock option or tax obligations, until the applicable ownership guideline is reached. All NEOs have exceeded their minimum ownership guidelines. Given these robust requirements for stock ownership and the executives' historical levels of actual stock ownership, the committee does not believe that it is necessary to adopt a separate policy requiring executives to retain stock following the vesting or exercise of their long-term incentive plan awards.
Prohibited Equity Transactions
The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company's policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC's Rule 10b5-1, would permit the sale of the Company's stock including at times when the director or executive officer is in the possession of material nonpublic information.
Policy on Recovery of Compensation and Clawbacks
The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company's financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement.
Indemnification Agreements
The Company has entered into indemnification agreements with each of its directors and executive officers. Each agreement requires the Company to indemnify the director or executive officer to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.
Deductibility of Executive Compensation
Section 162(m) of the Code places restrictions on the deductibility of executive compensation paid by public companies. Prior to 2018, the Company could not deduct compensation paid to certain NEOs in excess of $1,000,000 unless the compensation met the definition of "performance-based compensation" pursuant to Section 162(m) of the Code. In prior years, the Company undertook to qualify certain components of its incentive compensation program as "performance-based compensation," which was excepted from the deduction limitations of Section 162(m) of the Code as it existed prior to and during 2017, and which will still be applicable for compensation arrangements that will be deemed "grandfathered" under Section 162(m) of the Code pursuant to the Tax Cuts and Jobs Act. Specifically, the Company's performance unit awards have been intended to qualify for deductibility under Section 162(m) of the Code in previous years. In December 2017,

Section 162(m) of the Code was modified by the Tax Cuts and Jobs Act to delete the exception for performance-based compensation over the $1,000,000 limit. Thus, decisions relating to the 2018 year were not impacted by deduction considerations under Section 162(m) of the Code. Nevertheless, the Compensation Committee will continue to consider the pay-for-performance alignment of the Company's executive compensation program in making its determinations.
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
For 2018, the compensation paid to the Company's NEOs consisted of a base salary, annual cash bonus incentive award payments, awards of restricted stock or RSUs (as applicable) and performance units, employer contributions to the Company's 401(k) and non-qualified deferred compensation plans, and certain perquisites, which elements of compensation are described in greater detail above in the "Compensation Discussion and Analysis" and in the tables that follow.
The following table summarizes the total compensation earned by or paid to the NEOs for 2018, 2017 and 2016.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Timothy L. Dove Former President and Chief Executive Officer	2018	$1,111,550	$—	$8,808,345	$—	$1,838,850	$178,046	$11,936,791
	2017	$865,398	$—	$8,478,035	$—	$1,462,500	$128,311	$10,934,244
	2016	$672,808	$—	$4,813,872	$—	$1,350,000	$108,890	$6,945,570
Richard P. Dealy Executive Vice President and Chief Financial Officer	2018	$597,246	$—	$3,135,398	$—	$840,000	$92,394	$4,665,038
	2017	$579,390	$—	$3,088,581	$—	$727,500	$96,538	$4,492,009
	2016	$555,131	$—	$3,382,748	$—	$1,130,000	$89,312	$5,157,191
Mark S. Berg Executive Vice President, Corporate/Vertically Integrated Operations	2018	$472,702	$—	$2,518,745	$—	$570,000	$88,672	$3,650,119
	2017	$456,934	$—	$2,483,021	$—	$460,000	$95,175	$3,495,130
	2016	$437,846	$—	$2,730,938	$—	$704,000	$76,723	$3,949,507
Chris J. Cheatwood Executive Vice President and Chief Technology Officer	2018	$472,702	$—	$2,518,745	$—	$467,400	$94,292	$3,553,139
	2017	$456,934	$—	$2,483,021	$—	$460,000	$89,666	$3,489,621
	2016	$440,615	$—	$2,730,938	$—	$633,600	$87,564	$3,892,717
J.D. Hall Executive Vice President, Permian Operations	2018	$560,562	$—	$3,223,126	$—	$690,200	$99,952	$4,573,840
	2017	$448,438	$—	$3,027,988	$—	$453,600	$87,266	$4,017,292
	2016	$419,538	$—	$2,385,436	$—	$672,000	$84,792	$3,561,766
______________________

(1)	In 2018, the adjusted base salaries, as disclosed above in the section entitled "Compensation Discussion and Analysis," did not take effect until February 18, 2018.

(2)
Amounts reported for Stock Awards in column (e) represent the grant date fair value of restricted stock, RSUs and performance unit awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair values attributable to restricted stock and RSU awards are based on the market-quoted closing price of the Company's common stock on the last trading day prior to the grant date of the awards. The Company's performance units are valued for these purposes using the Monte Carlo simulation method assuming a target number of shares would be payable because this is deemed to be the "probable" payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to performance units can range from zero percent to 250 percent of a target number of performance units awarded based on the relative ranking of the Company's TSR in comparison to the peer group over the applicable three-year performance period. If the Company's relative TSR performance is below the threshold performance, no shares will be paid. If the Company's performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2018 would be as follows: Mr. Dove, $12,729,217; Mr. Dealy, $4,530,851; Mr. Berg, $3,639,697; Mr. Cheatwood, $3,639,697; and Mr. Hall, $4,657,631. Additional detail regarding the Company's share-based awards is included in Note 8 of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and under the 2018 Grants of Plan-Based Awards table below. The Company has not granted stock options since 2012. For additional information regarding restricted stock, RSU and performance unit awards, as applicable, owned by the NEOs as of December 31, 2018, see the "2018 Outstanding Equity Awards at Fiscal Year End" table below.

(3)
Amounts in column (g) represent the actual payouts of annual cash bonus incentive awards related to performance in respect of such years, which were paid in March of the following year. See "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Annual Cash Bonus Incentive Program" above.

(4)
Amounts reported as All Other Compensation in column (i) include the Company contributions to the NEOs' 401(k) Plan and non-qualified deferred compensation plan accounts, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2018
	Timothy L. Dove	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	J.D. Hall
401(k) contributions	$27,500	$27,416	$27,500	$27,500	$27,056
Non-qualified deferred compensation plan contributions	111,155	59,725	44,000	47,270	56,056
Life insurance premiums	8,799	2,622	8,297	5,826	3,840
Financial counseling	9,010	2,575	8,378	11,497	11,505
Spousal travel (a)	21,582	56	497	2,199	1,495
Totals	$178,046	$92,394	$88,672	$94,292	$99,952
______________________

(a)
Spousal travel & entertainment costs are included to the extent of the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

2018 Grants of Plan-Based Awards
The following table sets forth, for each NEO, information about grants of plan-based awards during 2018.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Timothy L. Dove	02/27/2018	$—	$1,495,000	$3,737,500
	02/27/2018				5,171	20,683	51,708		$5,091,638
	02/27/2018							20,684	$3,716,708
Richard P. Dealy	02/27/2018	$—	$600,000	$1,500,000
	02/27/2018				1,841	7,362	18,405		$1,812,340
	02/27/2018							7,363	$1,323,057
Mark S. Berg	02/27/2018	$—	$380,000	$950,000
	02/27/2018				1,479	5,914	14,785		$1,455,879
	02/27/2018							5,915	$1,062,866
Chris J. Cheatwood	02/27/2018	$—	$380,000	$950,000
	02/27/2018				1,479	5,914	14,785		$1,455,879
	02/27/2018							5,915	$1,062,866
J.D. Hall	02/27/2018	$—	$493,000	$1,232,500
	02/27/2018				1,892	7,568	18,920		$1,863,052
	02/27/2018							7,569	$1,360,074
______________________

(1)
The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payment levels with respect to the Company's 2018 annual cash bonus incentive program under the Company's Long Term Incentive Plan, as discussed above in the section entitled "Compensation Discussion and Analysis" and below under "Narrative

Disclosure for the 2018 Grants of Plan-Based Awards Table." The amounts shown in the "Target" column reflect a payout of 100 percent of the target bonus, and the amounts shown in the "Maximum" column reflect the highest possible payout of 250 percent of target bonus. Actual bonus payouts under this program for 2018, which were paid in March 2019, are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the number of shares deliverable upon threshold, target and maximum performance with respect to the grants of performance units in 2018 under the Long Term Incentive Plan. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the target number of performance units granted. If performance is below the threshold, no shares are issued. The number of shares shown in the "Target" column reflects a payout of 100 percent of the target number of performance units granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the target number of performance units granted.

(3)
The amounts reported are the number of restricted shares of the Company's common stock or RSUs granted to each NEO in 2018 under the Long Term Incentive Plan in connection with the annual grant of awards as described above.

(4)	The Company did not grant any stock options in 2018.

(5)
Amounts for restricted stock, RSU and performance unit awards represent each award's grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued at settlement, as that is the "probable" outcome as of the grant date, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table
The 2018 annual cash bonus incentive program awards and the 2018 awards of performance units, restricted stock and RSUs were granted to the NEOs under the Long Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments upon Termination or Change in Control."
2018 Annual Cash Bonus Incentive Program Awards. The terms of the Company's annual cash bonus incentive program are described in "Compensation Discussion and Analysis — Elements of the Company's Compensation Program — Annual Cash Bonus Incentive Program" above. As described in that section and in "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Deductibility of Executive Compensation" above, at the beginning of 2018, the Compensation Committee established for each NEO a target bonus level expressed as a percent of the executive's base salary, with the opportunity to receive a maximum bonus level of 250 percent of target after assessing the Company's performance. The dollar values of the target and maximum bonus award opportunities for each NEO are reported in the "2018 Grants of Plan-Based Awards Table" above. In determining the actual amounts paid to the NEOs for 2018, the committee evaluated the Company's and the NEOs' performance for 2018 and determined the actual payout to each NEO in relation to the Company's goals. The amounts actually paid to each NEO with respect to the 2018 annual cash bonus incentive program are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
Performance Unit Awards. The performance unit awards represent the right to receive between zero percent and 250 percent of the target number of performance units granted, contingent on the continued employment of the NEO and the Company's achievement of the specified performance objective at the end of the performance period. The 2018 awards have a three-year performance period (January 2018 to December 2020), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the following peer companies: Anadarko Petroleum Corporation, Apache Corporation, Cabot Oil & Gas Corporation, Concho Resources Inc., ConocoPhillips, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation and Noble Energy, Inc., in accordance with the following table:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%
TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period. For purposes of determining the TSR for the Company and each of the peer companies, the change in the price of the Company's common stock and of the common stock of each peer company is based upon the average of the closing stock prices over the 60-day periods preceding the start and the end of the performance period.
Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15 of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the target number of performance units awarded, which will be paid at the time the performance units are settled.
If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the performance units subject to the award will be forfeited to the Company; (2) if the NEO's employment is terminated due to death or disability, the NEO will generally receive settlement of a number of performance units equal to the target number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"), except that, in the case of disability for the 2018 awards, if an NEO would reach normal retirement age (on or after the attainment of age 60) during the performance period, he would receive the actual number of performance units earned during the performance period multiplied by the pro ration fraction; (3) if the NEO's employment is terminated due to the NEO's normal retirement, the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period; and (4) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Mr. Dove will receive a number of performance units equal to the number of performance units that would have been earned if he had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction.
In the event of a change in control, for awards granted to the NEOs in 2018, performance units will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs, with the payout being determined as of the date of the change in control.
Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis — Elements of the Company's Compensation Program — Annual Long-Term Incentive Awards."

Restricted Stock and RSU Awards. In general, the restricted stock awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to vote with holders of the Company's common stock and receive dividends on the shares at the same rate and time as other stockholders. RSU awards are similar to restricted stock awards in that they cliff vest three years after the date of grant and are settled in common stock of the Company, subject to the NEO remaining employed with the Company continuously through the vesting date, and the NEO has the right to receive payments equivalent to the dividends paid on the common stock at the same rate and time as other stockholders; however, the NEO has no voting rights in respect of RSUs.
If an NEO's employment with the Company is terminated prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares or RSUs will vest equal to the total number of shares subject to the award multiplied by the pro ration fraction (unless, in the case of retirement, the NEO had attained the age of 60 with at least five years of service, in which case there would be no pro ration), and (3) notwithstanding clause (2) of this paragraph, if Mr. Dove is terminated by the Company without cause or he terminates his employment for good reason, all of the restricted shares or RSUs subject to his awards will vest in full. In the event of a change in control, for the awards granted to the NEOs in 2018, the vesting of the restricted shares and RSUs will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs.
Additional information regarding the restricted stock and RSU awards can be found above in "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Annual Long-Term Incentive Awards."

2018 Outstanding Equity Awards at Fiscal Year End
The following table sets forth, for each NEO, information regarding stock options, restricted stock, RSUs and performance units that were held as of December 31, 2018, including awards that were granted prior to 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un- exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (1)		Market Value of Shares or Units of Stock that have not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (1)
	(#)		(#)	($)		(#)		($)	(#)		($)
(a)	(b)		(c)	(e)	(f)	(g)		(h)	(i)		(j)
Timothy L. Dove	15,558	(2)	—	$98.69	02/15/2021	14,848	(4)	$1,952,809	9,555	(7)	$1,256,674
	16,470	(3)	—	$113.76	02/22/2022	19,111	(5)	$2,513,479	22,752	(8)	$2,992,343
						20,684	(6)	$2,720,360
Richard P.	12,078	(3)	—	$113.76	02/22/2022	10,434	(4)	$1,372,280	3,481	(7)	$457,821
Dealy						6,962	(5)	$915,642	8,099	(8)	$1,065,180
						7,363	(6)	$968,382
Mark S. Berg	5,607	(2)	—	$98.69	02/15/2021	8,423	(4)	$1,107,793	2,799	(7)	$368,124
	6,863	(3)	—	$113.76	02/22/2022	5,597	(5)	$736,117	6,506	(8)	$855,669
						5,915	(6)	$777,941
Chris J.	6,728	(2)	—	$98.69	02/15/2021	8,423	(4)	$1,107,793	2,799	(7)	$368,124
Cheatwood	8,235	(3)	—	$113.76	02/22/2022	5,597	(5)	$736,117	6,506	(8)	$855,669
						5,915	(6)	$777,941
J.D. Hall	—		—	$0.00		7,358	(4)	$967,724	3,413	(7)	$448,878
						6,826	(5)	$897,756	8,325	(8)	$1,094,904
						7,569	(6)	$995,475
						1,411	(9)	$185,575
______________________

(1)
Amounts in column (g) represent shares of the Company's common stock underlying restricted stock or RSUs that, in each case, are unvested as of December 31, 2018, and amounts in column (i) represent performance units that will vest, if at all, in amounts that depend on the relative performance of the Company's common stock over a three-year performance period, all as described below. Dollar amounts in columns (h) and (j) are based on the closing price of $131.52 of the Company's common stock on December 31, 2018. In addition to the vesting schedules described below, the termination of the NEO's employment or the occurrence of a change in control prior to the vesting date will affect the vesting of the award, all as described above in the section entitled "Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table" or the section below entitled "Potential Payments upon Termination or Change in Control."

(2)	This award of stock options vested in full on February 15, 2014, which was the third anniversary of the grant date.

(3)	This award of stock options vested in full on February 22, 2015, which was the third anniversary of the grant date.

(4)	This award of restricted stock, or RSUs in the case of Messrs. Berg and Dove, vested in full on February 15, 2019, in the third year following the grant date, but was outstanding on December 31, 2018.

(5)	This award of restricted stock, or RSUs in the case of Messrs. Berg and Dove, vests in full on February 27, 2020, in the third year following the grant date.

(6)	This award of restricted stock, or RSUs in the case of Messrs. Berg, Cheatwood and Dove, vests in full on February 27, 2021, in the third year following the grant date.

(7)
This award of performance units was made in 2017 and has a three-year performance period (January 2017 to December 2019). In accordance with the rules of the SEC, which require disclosure of awards at the level immediately above actual levels achieved at the end of the prior fiscal year, the number of shares reported represents the number of performance units that would vest on December 31, 2019 if the Company's relative TSR resulted in a ranking of eighth out of the twelve peer companies, which would be 50 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the

2018 Grants of Plan-Based Awards Table." As of December 31, 2018, the Company's relative TSR for this performance period would have resulted in a ranking of ninth place, or a payout of 25 percent of the target.

(8)
This award of performance units was made in 2018 and has a three-year performance period (January 2018 to December 2020). The conditions for vesting of this award are described above in "Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table." In accordance with the rules of the SEC, which require disclosure of awards at the level immediately above actual levels achieved at the end of the prior fiscal year, the number of shares reported represents the number of performance units that would vest on December 31, 2020 if the Company's relative TSR resulted in a ranking of sixth out of the twelve peer companies, which would be 110 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table." As of December 31, 2018, the Company's relative TSR for this performance period would have resulted in a ranking of seventh place, or a payout of 75 percent of target.

(9)
These shares represent the final one-third installment of a special retention award of restricted stock granted on February 18, 2014, which vested in equal one-third installments on the third, fourth and fifth anniversaries of the date of grant. Accordingly, these shares vested on February 18, 2019, but were outstanding on December 31, 2018.

2018 Option Exercises and Stock Vested
The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting		Value Realized on Vesting
	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)
Timothy L. Dove	—	$—	11,531	(2)	$2,070,852	(2)
			16,332	(3)	$2,147,985	(3)
Richard P. Dealy	—	$—	7,846	(2)	$1,409,063	(2)
			11,477	(3)	$1,509,455	(3)
Mark S. Berg	—	$—	5,435	(2)	$976,072	(2)
			9,266	(3)	$1,218,664	(3)
Chris J. Cheatwood	—	$—	5,983	(2)	$1,058,324	(2)
			9,266	(3)	$1,218,664	(3)
J.D. Hall	—	$—	2,935	(2)	$527,097	(2)
			8,093	(3)	$1,064,391	(3)
			1,411	(4)	$252,273	(4)
______________________

(1)	None of the NEOs exercised stock options during 2018.

(2)
The value realized with respect to vesting of restricted stock is based on the closing price per share of $179.59 of the Company's common stock on February 15, 2018, the closing price of the Company's common stock on the date of vesting of the awards.

(3)
These shares vested as of December 31, 2018, in respect of the performance unit awards granted in 2016, with the number of shares of common stock earned with respect to such awards determined on the basis of the Company's achievement of performance objectives for the performance period beginning January 1, 2016 and ending on December 31, 2018. For this performance period, the Company's TSR resulted in a ranking of seventh place, providing a payout of 110 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table." The value realized with respect to these earned performance units is based on the closing price of $131.52 of the Company's common stock on December 31, 2018.

(4)
These shares vested as of February 18, 2018, in respect of a special retention award granted to Mr. Hall in 2014. This award had a longer vesting period than the Company's annual awards, with no vesting having occurred until February 2017, the third anniversary of the date of grant. One-third of the shares awarded vested in each of February 2017 and 2018 and the remaining shares vested on February 18, 2019. The value realized as reported in column (e) is based on the closing price of $178.79 of the Company's common stock on February 16, 2018, the closing price of the Company's common stock on the last market day before vesting of the award.

Pension Benefits
The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.
2018 Non-Qualified Deferred Compensation
The Company's NEOs participate in the 401(k) Plan, a Company-sponsored, tax-qualified defined contribution retirement plan, and a non-qualified deferred compensation plan. The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Balance at Last FYE (4)
	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(f)
Timothy L. Dove	$111,155	$111,155	($214,661)	$3,991,808
Richard P. Dealy	$89,587	$59,725	($148,963)	$3,385,012
Mark S. Berg	$44,000	$44,000	$19,444	$1,133,438
Chris J. Cheatwood	$118,176	$47,270	($206,921)	$2,952,251
J.D. Hall	$121,699	$56,056	($90,745)	$1,416,523
______________________

(1)	The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Bonus column of the "Summary Compensation Table" for 2018.

(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table" for 2018.

(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2018 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan. No earnings are above-market or preferential.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2018, of the contributions to the Company's non-qualified deferred compensation plan made by that NEO and the Company for the NEO's account, and any earnings on these amounts, since the NEO began participating in the plan. The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO's compensation was required to be reported for the NEO pursuant to SEC rules) in its Summary Compensation Table since the 2006 fiscal year. The cumulative amount previously reported in the Summary Compensation Table for each of the NEOs, other than Mr. Hall, since 2006 was as follows: Mr. Dove, $1,663,947; Mr. Dealy, $1,507,131; Mr. Berg, $814,966; Mr. Cheatwood, $1,620,713; and Mr. Hall, $179,297.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual cash bonus incentive payments. In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary. The Company's matching contribution vests immediately.
The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2018 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire. An executive is permitted to change his or her investment choices at any time. No earnings on amounts deferred under the non-qualified deferred compensation plan are above-market or preferential. The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2018, all of which were also investments options available to participants in the 401(k) Plan for 2018, with the annual rate of return for each fund:

Investment Funds	Rate of Return	Investment Funds	Rate of Return
AmerFundsEuroPacificGr R6	-14.91%	JPMorgan Sm Cap Equity R6	-8.77%
CarillonEagle SmCapGrw I	-10.17%	Mid-Cap Val Idx Admiral	-12.42%
Extended Mkt Index Inst	-9.35%	Opp Intl Sm Mid Co I	-9.09%
Federal Money Mkt Fund	1.78%	Oppenheimer Dev Mrkts I	-11.79%
Infla-Protected Sec Inst	-1.40%	PIMCO Income Fund Inst	0.58%
Inst Index Fund Inst	-4.42%	Pioneer Stock Fund	-23.80%
Inst Target Ret 2015 Fund	-2.91%	PRIMECAP Fund Admiral	-1.94%
Inst Target Ret 2020 Fund	-4.21%	Real Estate Index Admiral	-5.95%
Inst Target Ret 2025 Fund	-5.02%	Retire Savings Trust III	2.24%
Inst Target Ret 2030 Fund	-5.82%	Small-Cap Val Idx Admiral	-12.23%
Inst Target Ret 2035 Fund	-6.56%	T Rowe Price Mid Cap Gro	-2.04%
Inst Target Ret 2040 Fund	-7.31%	T Rowe Price New Era	-16.21%
Inst Target Ret 2045 Fund	-7.87%	TCW Ttl Return Bond I	0.80%
Inst Target Ret 2050 Fund	-7.87%	Templeton Global Bond R6	1.57%
Inst Target Ret 2055 Fund	-7.84%	Tot Intl Stock Ix Inst	-14.39%
Inst Target Ret 2060 Fund	-7.88%	Total Bond Mkt Index Inst	-0.01%
Inst Target Ret 2065 Fund	-7.84%	Total Stock Mkt Idx Inst	-5.16%
Inst Target Ret Inc Fund	-1.98%	Wellington Fund Admiral	-3.35%
JPM Disciplined Equity R6	-5.50%	Windsor II Fund Adm	-8.53%
A participant's vested benefits may, at the option of the participant, be distributed in a single lump sum cash payment, in five annual installments or in ten annual installments. Participants elect to receive this account balance under the Company's non-qualified deferred compensation plan either upon separation from service or the first day of the plan year following the participant's separation from service. Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a "specified employee" for purposes of Section 409A.
A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant's spouse, the participant's beneficiary or the participant's dependent, (b) a loss of the participant's property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.
In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment. The plan relies upon the definition of a "change in control" as it exists in the Long Term Incentive Plan at the time of occurrence of the change in control.
If a participant dies prior to the complete payment of his account, the entire amount remaining under the non-qualified deferred compensation plan will be paid in a single lump sum cash payment to the participant's beneficiary in the first calendar quarter following the participant's death.
Potential Payments upon Termination or Change in Control
The Company is party to severance agreements and change in control agreements with each of the NEOs. Salaries and annual cash bonus incentive payments are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries and annual cash bonus opportunities at its discretion. See "Compensation Discussion and Analysis - Elements of the Company's Compensation Program" for more information. Because Mr. Dove was serving as the Company's CEO on December 31, 2018, and was an NEO for the whole of 2018, his potential termination and change in control payments and benefits are fully described below as of December 31, 2018. The severance payments and benefits that Mr. Dove did or will receive in connection with his 2019 retirement are described following the table that summarizes Mr. Dove's 2018 potential payments.
Equity Awards. For information about accelerated vesting of various equity awards, see the Narrative Disclosure for the 2018 Grants of Plan-Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.
Severance Agreements. The severance agreements provide that, if the NEO terminates employment for good reason or if an executive's employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the officer's base salary (three times base salary for Mr. Dove), (2) 18 times the monthly cost for the officer to continue coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the officer's base salary if the date of termination is less than 30 days following the notice of termination and the officer's employment is terminated by the Company. In the case of Mr. Dove, the severance agreement also provided for the immediate vesting of certain equity awards under the Long Term Incentive Plan (for more information, see the footnotes to the tables quantifying potential payments in this section). Payment of an NEO's annual cash bonus incentive for the year of termination on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee. The severance agreements terminate upon a change in control of the Company.
Upon a termination of employment due to death, disability or a normal retirement, the severance agreements also provide for the payment of (1) any earned but unpaid salary and all accrued or vested obligations due to the NEO pursuant to the Company's employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the officer and (2) a separation payment in the amount of the executive officer's base salary, except that the Severance Agreement for Mr. Dove did not entitle him to a separation payment in the event of a voluntary retirement.
The severance agreements contain certain confidentiality, non-solicitation and non-interference provisions. The confidentiality provisions generally extend until three years following an executive's termination of employment, while the non-solicitation of employees and non-interference with business relationships provisions extend for two years following the executive's termination date.
Change in Control Agreements. The change in control agreements provide that, if (1) the NEO terminates employment for good reason or (2) the NEO's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the officer a separation payment, (B) provide the officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for a specified period of time, (C) pay earned salary and vested benefits, and (D) pay the officer one-twelfth of his or her annual base salary if the date of termination is less than 30 days following the notice of termination and the officer's employment is terminated by the Company. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the officer's base salary and target bonus determined in accordance with the terms of each agreement (except for Mr. Hall whose multiple is two times) and (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination. The period of time for which the NEOs must be provided with continued group medical coverage is (1) for Mr. Dove, until the date he is eligible for full medical benefits under the provisions of Medicare, (2) for Messrs. Berg, Cheatwood and Dealy, three years and (3) for Mr. Hall, two years.
In connection with the change to the NEOs' equity awards in 2018 to provide for a double trigger in the event of a change in control, their change in control agreements were amended in February 2018 to, among other things, provide that outstanding equity awards will not automatically fully vest upon a change in control if otherwise provided in the equity award agreements.
The agreements do not provide a "gross-up" payment for excise taxes that might be imposed on payments under the change in control agreements by Section 4999 of the Code. The agreements contain a best-of-net provision, so that, in the event excise taxes would be imposed on payments under the change in control agreements, the NEO will either (1) pay the excise tax without assistance from the

Company or (2) have the payments reduced to an amount at which an excise tax no longer applies, based on which result is more favorable to the officer on an after-tax basis.
If the Company terminates the employment of an NEO without cause following a potential change in control and if a change in control actually occurs within 12 months following the termination, the officer will be entitled upon the change in control to receive the difference between (1) any payments that the executive already received from the Company upon the officer's actual termination date, and (2) those payments or benefits that would have been paid to the officer if the officer had been terminated without cause immediately following the change in control, plus a payment equal to the value of the officer's outstanding equity-based awards that were forfeited when his or her employment was terminated. If, after a change in control, an NEO terminates employment because the officer is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the officer a reduced separation payment equal to one times his or her annualized base salary, (2) pay the officer earned salary and vested benefits, and (3) provide the officer with continued coverage for one year under the Company's group medical benefit plans. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.
The change in control agreements also provide for a payment equal to one times the NEO's annual base salary in the event of his or her death, disability or normal retirement within two years following a change in control.
All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum. Cash separation payments under the severance agreements will only be made following the NEO's execution of a general release in favor of the Company. While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a "specified employee" pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.
The following tables quantify, as of December 31, 2018, the payments and benefits potentially payable to the NEOs upon termination in the following circumstances, and based on the assumptions indicated:

•
The different circumstances presented are a termination of employment: (1) voluntarily by the NEO or by the Company for cause, (2) by the Company without cause or by the officer for good reason prior to a change in control, (3) upon normal retirement, death or disability prior to a change in control and (4) by the Company without cause or by the officer for good reason upon a change in control, which have the following effects on the NEOs' restricted stock, RSUs, retention and performance unit awards:

◦	In the case of termination voluntarily by the NEO that is not a normal retirement or by the Company for cause, all unvested awards are forfeited.

◦
Restricted stock, RSU and retention awards - In the case of a termination not for cause, a termination for good reason or normal retirement, death or disability prior to a change in control, vesting of the restricted stock, RSU and retention awards is accelerated pro rata to the end of the month of termination (except for Mr. Dove in the cases of termination not for cause or a termination for good reason, in which cases the awards vest in full). Upon a termination by the Company without cause or by the officer for good reason in connection with a change in control, unvested restricted stock, RSU and retention awards vest in full. None of the NEOs owns any unvested stock options or owned any unvested stock options as of December 31, 2018.

◦
Performance unit awards - In the case of a termination not for cause, a termination for good reason, or normal retirement prior to a change in control, vesting of the performance unit awards is accelerated pro rata to the end of the month of termination (except for Mr. Dove in the cases of termination not for cause or a termination for good reason, in which cases the awards vest in full). In each case, the resulting shares are not delivered until the end of the three-year performance period and are based on actual relative performance. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target. Upon a termination by the

Company without cause or by the officer for good reason in connection with a change in control, unvested performance unit awards vest in full with the award of shares subject to performance measured on the date of the change in control. Except in the case of a termination due to death or disability, the number of shares underlying performance units in the tables below is calculated assuming the rankings specified in footnotes (7) and (8) of the 2018 Outstanding Equity Awards at Fiscal Year End table.

•
The date of termination is assumed to be December 31, 2018, and therefore the tables below do not reflect that a portion of the awards that were outstanding on December 31, 2018, have since vested, or the annual grant of the awards in 2019 under the Long Term Incentive Plan.

•	The value of the common stock is assumed to be $131.52, the closing price of the Company's common stock on December 31, 2018.
Definitions of certain terms used in this section are set out below the tables.
Timothy L. Dove
In accordance with the rules of the SEC, the following table sets forth for Mr. Dove the payments and benefits that would have been potentially realizable by him upon termination under the various scenarios presented in the table as of December 31, 2018. Information regarding the terms of his retirement in February 2019 are set forth below.

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	—	$7,186,647	$4,135,990	$7,186,647
Performance Units (1)	—	4,259,365	1,839,984	4,259,365
Benefits & Perquisites:
Separation Payment (2)	—	3,450,000	—	6,767,367
Prorated Bonus Payment (3)	—	1,495,000	1,495,000	1,113,333
Medical Benefit Continuation (4)	—	47,301	—	36,852
Pay in lieu of 30-day Notice (5)	—	95,833	—	95,833
Total	—	$16,534,146	$7,470,974	$19,459,397
______________________

(1)
In the case of normal retirement, performance unit awards were scheduled to vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. Mr. Dove's 2018 performance unit awards were designed to provide for vesting that was not subject to a pro rata decrease if certain restrictive covenants were in place and the termination was more than one year following the grant date of the award, but as of December 31, 2018 such a termination would have occurred prior to the end of the one-year period. In the case of death or disability, unvested performance unit awards were scheduled to vest pro rata to the end of the month with shares assumed to be paid at target, in which case this value would be $2,589,698.

(2)	In the case of death or disability only, Mr. Dove would have been entitled to a separation payment equal to his base salary, or $1,150,000.

(3)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(4)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason pursuant to his severance agreement. In the event of a termination in connection with a change in control, the change in control agreement provided continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage shown above is three years as of December 31, 2018.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

As discussed in the Compensation Discussion and Analysis section, Mr. Dove retired from the Company on February 21, 2019. In connection with Mr. Dove's retirement, in recognition of his long service to the Company, the Board determined that his right to receive benefits under his Severance Agreement would be determined as if he had been terminated by the Company without cause. Specifically, in addition to any accrued but unpaid amounts:

•
he will receive a one-time separation payment equal to $3.7 million, representing three times his annual base salary plus an amount estimated to equate to three years of medical benefit continuation and the amount payable in lieu of 30-days notice, as well as interest on these payments due to the six month delay in payment that is required pursuant to his Severance Agreement;

•	he will receive a payment equal to approximately $213,000, representing the pro rata portion of his target 2019 annual bonus; and

•
his unvested RSU and performance unit awards will be fully vested, and his stock options, which were already vested, will continue to remain outstanding for their remaining terms. In accordance with the terms of their award agreements, he will receive the shares underlying his 2017 RSU award, less shares withheld for taxes, in July 2019, and the shares underlying his 2018 RSU award, less shares withheld for taxes, on the scheduled vest date in February 2021. He will receive the earned shares underlying his 2017 and 2018 performance unit awards, if any, less shares withheld for taxes, at the end of their respective scheduled performance periods, with the number of shares being dependent on the Company's relative TSR ranking among the peer group at the end of the applicable performance periods.

As discussed in the Compensation Discussion and Analysis section, the Compensation Committee approved the payout of Mr. Dove's 2018 annual cash bonus incentive award at the general payout level of 123% of target, or $1.8 million, which he received at the same time that the other NEOs received their 2018 bonus payments. Mr. Dove's non-qualified deferred compensation plan account balance will be paid to him in accordance with the terms and conditions of the plan, which is described above under the heading "2018 Non-Qualified Deferred Compensation." Mr. Dove will remain subject to all confidentiality, non-solicitation and non-interference restrictions within his Severance Agreement.
Richard P. Dealy

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	—	$2,124,596	$2,124,596	$3,256,304
Performance Units (1)	—	662,076	662,076	1,526,645
Benefits & Perquisites:
Separation Payment	—	600,000	600,000	3,535,177
Prorated Bonus Payment (2)	—	600,000	600,000	582,333
Medical Benefit Continuation (3)	—	33,211	—	53,418
Pay in lieu of 30-day Notice (4)	—	50,000	—	50,000
Total	—	$4,069,883	$3,986,672	$9,003,877
______________________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $935,908.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreement. In the event of a termination in connection with a change in control, the change in control agreement provides continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Mark S. Berg

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	—	$1,712,193	$1,712,193	$2,621,851
Performance Units (1)	—	532,061	532,061	1,226,661
Benefits & Perquisites:
Separation Payment	—	475,000	475,000	2,516,583
Prorated Bonus Payment (2)	—	380,000	380,000	366,667
Medical Benefit Continuation (3)	—	23,534	—	38,558
Pay in lieu of 30-day Notice (4)	—	39,583	—	39,583
Total	—	$3,162,371	$3,099,254	$6,809,903
______________________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $752,314.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreement. In the event of a termination in connection with a change in control, the change in control agreement provides continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Chris J. Cheatwood

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	—	$1,712,193	$1,712,193	$2,621,851
Performance Units (1)	—	532,061	532,061	1,226,661
Benefits & Perquisites:
Separation Payment	—	475,000	475,000	2,516,583
Prorated Bonus Payment (2)	—	380,000	380,000	366,667
Medical Benefit Continuation (3)	—	35,185	—	56,145
Pay in lieu of 30-day Notice (4)	—	39,583	—	39,583
Total	—	$3,174,022	$3,099,254	$6,827,490
______________________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $752,314.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreement. In the event of a termination in connection with a change in control, the change in control agreement provides continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
J.D. Hall

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	—	$1,739,111	$1,739,111	$2,860,955
Performance Units (1)	—	665,893	665,893	1,547,476
Retention Award	—	170,110	170,110	185,575
Benefits & Perquisites:
Separation Payment	—	580,000	580,000	1,954,587
Prorated Bonus Payment (2)	—	493,000	493,000	397,293
Medical Benefit Continuation (3)	—	33,211	—	35,612
Pay in lieu of 30-day Notice (4)	—	48,333	—	48,333
Total	—	$3,729,658	$3,648,114	$7,029,831
______________________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $932,868.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreement. In the event of a termination in connection with a change in control, the change in control agreement provides continued coverage for a period of 24 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Definitions. For purposes of the severance and change in control agreements (as amended in February 2018), the terms set forth below generally have the meanings described below:

•
"Change in control" - includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of the voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board changes, other than new members elected or nominated by at least a majority of the then-current Board, absent an election contest or similar proxy dispute; (3) the Company engages in a business combination transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company. The change in control agreements also restrict the definition of a "change in control" to a change in control event for purposes of Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a "potential change in control" but prior to the occurrence of a "change in control."

•
"Potential change in control" - (1) a person or group announces an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs that the Board declares to be a potential change in control.

•
"Cause" - (1) failure to substantially perform his or her duties, unless due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) engaging in an act of gross misconduct resulting in material damage to the Company's business or reputation; (3) failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct.

•
"Disability" - physical or mental impairment or incapacity of such severity that, in the opinion of the Company's chosen physician, the employee is unable to continue to perform his or her duties, or the employee becomes entitled to long-term disability benefits under any of the Company's employee benefit plans.

•
"Good reason" - in the change in control agreements, generally means: (1) the assignment of duties inconsistent in any material adverse respect with the officer's position as compared to his or her duties immediately prior to the change in control, to include a material adverse change in responsibilities, functions, reporting relationships or budget authority; (2) a reduction in base salary; or (3) the failure to provide the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices. The definition of "good reason" in Mr. Dove's severance agreement is substantially similar to the definition in the change in control agreements, except that the definition of "good reason" also includes the failure of the Company to nominate him for re-election to the Board, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Mr. Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a Company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

•	"Normal retirement" - reaching the age of 60 years.
Ratio of the CEO's Compensation to the Median Compensation of the Company's Other Employees
As a result of the recently adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, beginning with last year's proxy statement, the Company is required to disclose the ratio of the CEO's annual total compensation, as reported in the Summary Compensation Table above, to the median of the annual total compensation of all employees other than the CEO. To comply with this requirement, the Company examined the cumulative 2018 Medicare-taxable wages reported on Form W-2 of all individuals who were employed by the Company on December 31, 2018, the last day of the payroll year, as reflected in the Company's payroll records. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis, and did not annualize the compensation for any full-time employees that were not employed for the entire period. The Company then calculated, for the employee identified to be at the median level, the annual total compensation of that employee using the same methodology required for the NEOs as set forth in the 2018 Summary Compensation Table above, which amounted to $123,103. Mr. Dove's annual total compensation for 2018 as reported in the Summary Compensation Table was $11,936,791. As a result, the Company estimates that the ratio of the annual total compensation of the Company's CEO to the median of the annual total compensation of all employees other than the CEO for 2018 was 97-to-1.
COMPENSATION PROGRAMS AND RISK CONSIDERATIONS
The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
The Board has adopted a clawback policy, and has established substantial stock ownership guidelines for the Company's directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
As discussed in the Compensation Discussion and Analysis section, the Company's compensation program for its executive officers is weighted toward pay-for-performance; however, the Company believes the following aspects mitigate against its executive officers taking excessive risk:

◦
The Board oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company's strategic plans, management's operational performance, future plans and the business justifications therefor.

◦
The annual long-term incentive plan award component of the program, which is intended to be the largest component of each executive officer's overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company's stock and not on any particular metric, which could encourage risk-taking.

◦
Each executive officer's annual cash bonus incentive payment is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately subject to the Compensation Committee's discretion so that the committee can consider both the risks facing the Company and market conditions at the time of the decision.

•
With regard to the Company's overall compensation program, the Company's compensation philosophy is focused on the Company's performance as a whole, and any variations in compensation based on achievements within any one employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, the majority of the Company's employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Buchanan, Cates, Gobe and Thompson and Mses. Methvin and Sutphen served on the Compensation Committee during fiscal year 2018. None of the directors who served on the Compensation Committee during fiscal year 2018 has ever served as one of the Company's officers or employees. During fiscal year 2018, none of the Company's executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity that had an executive officer serving on Pioneer's Board or the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Owners of More than 5% of the Company's Outstanding Shares
The following table sets forth certain information regarding the beneficial ownership of common stock by each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company's common stock (as of the date of such stockholder's Schedule 13G filing with the SEC).

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (1)
	(#)
The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	13,198,686	7.8%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	11,006,161	6.5%
JPMorgan Chase & Co. (4) 270 Park Ave New York, NY 10017	9,489,735	5.6%
______________________

(1)	Based on 168,486,268 shares of common stock outstanding as of March 21, 2019.

(2)
According to an Amendment to Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group, Inc. has sole voting power with regard to 203,432 shares, shared voting power with regard to 38,875 shares, sole dispositive power with regard to 12,958,902 shares, and shared dispositive power with regard to 239,784 shares.

(3)
According to an Amendment to Schedule 13G filed with the SEC on February 6, 2019, BlackRock Inc. has sole voting power with regard to 9,534,652 shares, shared voting power with regard to zero shares, sole dispositive power with regard to 11,006,161 shares, and shared dispositive power with regard to zero shares.

(4)
According to an Amendment to Schedule 13G filed with the SEC on January 25, 2019, JPMorgan Chase & Co. has sole voting power with regard to 8,193,295 shares, shared voting power with regard to 14,610 shares, sole dispositive power with regard to 9,412,841 shares, and shared dispositive power with regard to 76,492 shares.

Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 21, 2019, except as otherwise stated, by each NEO and current director of the Company, and all directors, NEOs and other executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The information below as to Mr. Dove's stock ownership is as of February 21, 2019, the date of his retirement.

Name of Beneficial Owner	Number of Shares (1)
(#)
Scott D. Sheffield (2)(3)(4)(5)(6)	626,290
Timothy L. Dove (2)(3)(7)	268,854
Richard P. Dealy (2)(3)(4)(7)(8)	253,432
Mark S. Berg (2)(3)(9)	75,551
Chris J. Cheatwood (2)(3)(4)(5)(10)	49,770
J.D. Hall (3)(4)	41,635
Edison C. Buchanan (4)	25,760
Andrew F. Cates (4)(5)(7)	15,996
Phillip A. Gobe (4)	7,732
Larry R. Grillot (4)	8,061
Stacy P. Methvin (4)(5)	8,909
Royce W. Mitchell (4)	9,636
Frank A. Risch (4)	9,753
Mona K. Sutphen (4)	6,008
J. Kenneth Thompson (4)(10)	11, 731
Phoebe A. Wood (4)	6,481
Michael D. Wortley (4)	5,135
All directors and executive officers as a group (24 persons) (2)(3)(4)	1,534,734
______________________

(1)	The Company's directors and executive officers do not, individually or in total as a group, own more than 1.0% of the Company's common stock.

(2)
Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 36,232; Mr. Dove, 32,028; Mr. Dealy, 12,078; Mr. Berg, 12,470; Mr. Cheatwood, 14,963; and all directors and executive officers as a group, 113,810.

(3)
Excludes the following number of RSUs that are unvested and will not vest within 60 days: Mr. Sheffield, 30,445; Mr. Dove, 39,795; Mr. Berg, 19,186; Mr. Cheatwood, 13,589; and all directors and executive officers as a group, 152,085. Also, excludes the performance units held by the executive officers that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.

(4)
Includes the following number of (i) unvested restricted shares or (ii) unvested RSUs that will vest within 60 days: Mr. Sheffield, 537; Mr. Dealy, 23,878; Mr. Cheatwood, 5,597; Mr. Hall, 24,215; Mr. Buchanan, 291; Mr. Cates, 291; Mr. Gobe, 311; Dr. Grillot, 291; Ms. Methvin, 311; Mr. Mitchell, 291; Mr. Risch, 311; Ms. Sutphen, 291; Mr. Thompson, 588; Ms. Wood, 318; Mr. Wortley, 291; and all directors and executive officers as a group, 60,679.

(5)
Includes the following number of shares held in the names of each respective officer's or director's spouse, children or in trusts for the benefit of family members: Mr. Sheffield, 2,760; Mr. Cheatwood, 3,750; Mr. Cates, 1,744; and Ms. Methvin, 100.

(6)
Includes 28,000 shares owned by trusts whose beneficiaries are members of Mr. Sheffield's family and for which he or his spouse serves as trustee, but Mr. Sheffield has no beneficial interest in the trusts.

(7)	Includes the following number of shares held in each respective officer's or director's 401(k) Plan account: Mr. Dove, 352; Mr. Dealy, 311; and Mr. Cates, 882.

(8)
Includes 141,332 shares owned by a family limited partnership, the general partner of which is controlled by Mr. Dealy and the limited partners of which are Mr. Dealy and his spouse and trusts established for the benefit of his family members.

(9)	Includes 19,668 shares owned by a trust whose beneficiaries are members of Mr. Berg's family and for which Mr. Berg's spouse serves as trustee, but Mr. Berg has no beneficial interest in the trust.

(10)	Includes the following number of shares held in each respective officer's or director's investment retirement account: Mr. Cheatwood, 2,000; and Mr. Thompson, 850.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. To the Company's knowledge, based solely on its review of these reports and written representations from these individuals that no other reports were required, all required reports were timely filed during 2018, except for (1) a Form 5 that was filed late on behalf of Kenneth H. Sheffield, Jr., Executive Vice President, Operations/Engineering/Facilities, to report one gift of common stock to a trust for the benefit of his family members and (2) a Form 5 that was filed late on behalf of William F. Hannes, Senior Vice President, Special Projects, to report one gift of common stock to a family limited partnership.
TRANSACTIONS WITH RELATED PERSONS
Employment of Family Members. Thomas D. Sheffield, the brother of Scott D. Sheffield, is Vice President, Health, Safety and Environment of the Company. For 2018, Thomas D. Sheffield was paid $300,019 in base salary and $165,011 in bonus, received equity compensation awards under the Company's Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $440,343 and also participated in benefit plans generally available to the Company's employees. Ryan Pervier, the son-in-law of William F. Hannes, a Senior Vice President of the Company, is employed at a subsidiary of the Company as a Corporate Engineering Standards Coordinator. For 2018, Ryan Pervier was paid $191,298 in base salary and $61,980 in bonus and other benefits and received equity compensation awards under the Company's Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $60,556. David Morton, the brother of Margaret Montemayor, the Company's Vice President and Chief Accounting Officer, is employed at a subsidiary of the Company as an Analytics Manager. For 2018, David Morton was paid $147,032 in base salary and $31,333 in bonus and other benefits and received equity compensation awards under the Company's Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $35,399. Nathan Dealy, the son of Richard P. Dealy, is employed at a subsidiary of the Company as a Field Completions Engineer. For 2018, Nathan Dealy was paid $92,314 in base salary and $15,231 in bonus and other benefits and received equity compensation awards under the Company's Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $17,931. Each of the Company's executive officers named above disclaims any interest in his or her family member's compensation.
Transactions with Parsley Energy, Inc. Parsley Energy, Inc. ("PE") is a publicly-traded independent oil and gas company. Bryan Sheffield, the son of Scott D. Sheffield, is PE's Executive Chairman and is one of PE's largest stockholders. PE operates in the Permian Basin, where the Company also operates, and from time to time the Company and PE engage in customary transactions in the ordinary course of their oil and gas businesses. These transactions include paying amounts due to the operator of wells by the non-operating working interest owner for its pro rata share of operations (including overhead and supervision fees), and the operator's paying to the non-operating working interest owners their share of revenues from wells, pursuant to operating agreements; exchanging geologic and well data and acreage; purchasing and selling water used for operations; granting and waiving certain regulatory and land rights of operators owning interests in the same geographic and geologic areas; and sharing costs of regulatory matters where the interests of the companies are aligned. The Company believes that such transactions, individually and in the aggregate, are not material to the Company and are common to, and on terms consistent with, those done in the ordinary course of the Company's dealings with other oil and gas companies in the Permian Basin. Bryan Sheffield may be deemed to have an interest in these transactions because of his senior management position and ownership interest in PE. During 2018, the Company paid PE approximately $1.9 million in connection with such transactions, and PE paid the Company approximately $6.5 million.
Procedures for Review, Approval and Ratification of Related Person Transactions
The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In February 2019, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.
The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.
There were no transactions since the beginning of 2018 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.
PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company's independent auditors, and the independent auditors are accountable and report directly to the Audit Committee. The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998. The 2018 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 20, 2019.
The committee engages in an annual evaluation of the Company's independent auditors as part of its annual selection process, assessing the firm's quality of service, including its historical and recent performance, any known significant legal or regulatory proceedings related to the firm, the independence and tenure of the audit firm, the firm's sufficiency of resources, the quality of the communication and interaction with the firm, and the firm's independence, objectivity and professional skepticism. The committee also considers the advisability and potential impact of selecting a different independent public accounting firm and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence.
In accordance with SEC rules and Ernst & Young LLP policies, the firm's lead engagement partner rotates every five years, most recently for the audit for the year ended December 31, 2015. The Audit Committee and its Chair are directly involved in the selection of Ernst & Young LLP's lead engagement partner.
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company's independent auditors for 2019 is in the best interests of the Company and its stockholders, and the Board is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.
Audit and Non-Audit Fees
Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) audit of the Company's internal control over financial reporting; (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q; and (iv) services in connection with the Company's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2018 and 2017, were $3,482,451 and $3,075,584, respectively.
Audit-Related Fees. Ernst & Young LLP did not render services that would result in audit-related fees for the Company during the years ended December 31, 2018 and 2017.
Tax Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $17,568 and $19,680 during the years ended December 31, 2018 and 2017. Tax services provided in 2018 and 2017 primarily comprised tax return preparation and review services for the Company's international subsidiaries.
All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during the years ended December 31, 2018 and 2017 totaled $64,387 and $1,995, respectively. The other services included assistance, as requested by the Company, in connection with the Company's Sustainability Report as well as providing assessments of the Company's environment, health and safety functions for selecting a software vendor for data management, and access to the Ernst & Young LLP on-line research tool.
Pre-Approval of Audit and Permissible Non-Audit Services
The Charter of the Company's Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP's audit, audit-related, tax and other services and pre-approve such services. During the year, circumstances may arise when it may become necessary to engage Ernst & Young LLP for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before the Company engages the firm to perform those services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All of the services described above under the caption "Audit and Non-Audit Fees" were pre-approved in accordance with the Audit Committee Charter and the Audit Committee's policies.
Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019.
Required Vote
Ratification of the selection of the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."
PROPOSAL THREE
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires public companies to conduct a separate stockholder advisory vote to approve the compensation of the Company's NEOs, commonly known as a "say-on-pay"

proposal. Accordingly, the Board is submitting for an advisory vote a proposal that asks the Company's stockholders to approve the compensation of the NEOs.
The Board recommends that the Company's stockholders vote in favor of the following advisory resolution:
"Resolved, that the stockholders of Pioneer Natural Resources Company approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting."
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company's stockholders, and will take into account the outcome of the vote when considering future executive compensation decisions and arrangements. In accordance with the vote of the Company's stockholders in 2017 regarding the frequency of future "say-on-pay" votes, the Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2020.
Recommendation
The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the named executive officer compensation as described in this Proxy Statement.
Required Vote
The advisory vote to approve named executive officer requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."
STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
Stockholder Proposals for the 2020 Annual Meeting
Any stockholder of the Company who desires to submit a proposal for action at the 2020 annual meeting of stockholders and wishes to have the proposal ("Rule 14a-8 Proposal") included in the Company's proxy materials must follow the procedures set forth in Rule 14-8 under the Exchange Act and must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 6, 2019, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials. In addition, a Rule 14a-8 proposal must comply with Article Nine of the Company's Certificate of Incorporation and the Company's Bylaws.
Stockholders desiring to propose action at the 2020 annual meeting of stockholders other than pursuant to Rule 14a-8 of the Exchange Act must comply with Article Nine of the Company's Certificate of Incorporation and the Company's Bylaws. In order to submit business to be considered at an annual meeting, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. The stockholder and the stockholder's written notice must comply with all the requirements set forth in the Certificate of Incorporation and the Bylaws, including setting forth all of the information required by the Certificate of Incorporation and the Bylaws. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.
Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2020 annual meeting of stockholders that the stockholder does not seek to have included in the Company's proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 19, 2020, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the Company first receives notice of the matter after February 19, 2020, and the matter nonetheless is permitted to be presented at the 2020 annual meeting of stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.
Written requests for inclusion of any stockholder proposal should be addressed to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.
Director Nominations
Nominations by the Board. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate's credentials, including his or her experience, if applicable, as a current director of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.
The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of backgrounds and diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, including in the areas of operations, engineering, geology, safety, midstream and downstream segments, macroeconomics, geopolitics, law, corporate governance, accounting and investment analysis, among other areas.
In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate's relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors. The Nominating and Corporate Governance Committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender and/or ethnicity, age, and other individual qualifications and attributes. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.
Nominations by Stockholders. Any stockholder desiring to nominate an individual for election to the Board must comply with Article Nine of the Certificate of Incorporation and the Bylaws, as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. In addition, the nominating stockholder's notice must set forth all of the information required by, and comply with, the Certificate of Incorporation and the Bylaws, including the following:

•	the nominee's name, address and other personal information;

•	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

•	the nominating stockholder's name, business and residential addresses and telephone numbers, ownership of the Company's stock and other personal information; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.
The person presiding at the annual meeting will determine whether a nomination is properly brought before the meeting and will not permit the consideration of a nomination not properly brought before the meeting.
In addition, the Bylaws provide that under certain circumstances, a stockholder or group of stockholders meeting the eligibility requirements specified in the Bylaws may include director candidates that they have nominated in the Company's proxy materials. These proxy access provisions of the Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in the Company's annual meeting proxy statement must have owned three percent or more of the Company's outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two or 20 percent of the number of directors then serving on the Board (rounded down to the nearest whole number). This maximum number is subject to reduction in certain circumstances, such as a nomination of a candidate by an eligible stockholder or group of stockholders whose nomination is subsequently withdrawn, and there being one or more candidates proposed for nomination by an eligible stockholder or group of stockholders who the Board itself decides to nominate for election. If the number of stockholder-nominated candidates exceeds 20 percent, each nominating stockholder or group of stockholders may select one nominee for inclusion in the Company's proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of the Company's common stock held by each nominating stockholder or group of stockholders.
To have a stockholder-nominated candidate included in the Company's proxy materials pursuant to the Company's proxy access bylaw, the nominating stockholder or group of stockholders must submit to the Corporate Secretary of the Company at the Company's principal executive office the information and documentation specified in the Bylaws not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year's annual meeting, unless the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the prior year's annual meeting and ends 30 days after the first anniversary date of the prior year's annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an "other meeting date"), in which case the information and documentation must be submitted by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed. Thus, any eligible stockholder or group of stockholders who desires to nominate a director candidate for election at the 2020 annual meeting of stockholders and wishes to have the candidate included in the Company's proxy materials, must submit all of the required information and documentation to the Company no earlier than November 6, 2019 and no later than December 6, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Stockholders of Record and Beneficial Owners
Most of the Company's stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record of those shares, and the Notice of Availability is being sent directly to you by the Company's agent. If you are a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice of Availability, the proxy materials include a proxy card for the Annual Meeting.
Beneficial Owners through Brokers or Nominees. If you hold your shares in a brokerage account or through a bank or nominee, you are considered the "beneficial owner" of shares held in "street name," and the Notice of Availability will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice of Availability by mail from their broker or nominee should follow the instructions included in the Notice of Availability to view the Proxy Statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice of Availability, the proxy materials include a proxy card or voting instruction form for the Annual Meeting.
Voting and Quorum
Voting Stock. The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company's transfer agent administers will tabulate the votes.
Record Date and Shares Outstanding. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 21, 2019. As of the record date, 168,486,268 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.
Voting in Person or by Proxy. If you attend the Annual Meeting and are a stockholder of the Company as of the record date, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy.
If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the twelve persons named in this Proxy Statement as the Board's nominees for election as directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2019.

•	FOR the advisory vote to approve the Company's named executive officer compensation.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
Revoking a Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by (i) delivering a written notice of the revocation to the Corporate Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 no later than 5:00 p.m., Central Time on May 15, 2019, (ii) timely submitting a new Proxy electronically through the internet or by phone, (iii) signing and delivering to the Corporate Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 a new Proxy with a later date no later than 5:00 p.m., Central Time on May 15, 2019, or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the

Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Corporate Secretary before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.
Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting or the holders of a majority in voting power of the stock of the Company entitled to vote at the Annual Meeting who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, whether or not there is a quorum. No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Annual Meeting unless the reconvened meeting is more than 30 days after the date for which notice was originally given. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum been present.
Effect of Broker Non-Votes and Abstentions; Vote Required. If you are a beneficial owner whose shares are held of record by a broker or nominee, you will receive instructions from the broker or nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which your broker or nominee does not have discretionary authority to vote unless it receives timely instructions from you. A broker non-vote results when a broker or nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or nominee should vote your shares and the broker or nominee indicates it does not have authority to vote such shares on its Proxy. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they will not be treated as entitled to vote or as votes cast, as applicable, with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will only be entitled to vote your shares in its discretion with respect to the ratification of the selection of the Company's independent registered public accounting firm (Proposal 2).
Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors (Proposal 1) and the advisory vote regarding executive compensation (Proposal 3). Your shares would therefore be considered "broker non-votes" with respect to these proposals.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.
The Company's Bylaws provide that an uncontested election of directors (Proposal 1) shall be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" the nominee. Abstentions and broker non-votes will not be counted as votes cast either "For" or "Against" any nominee for director and will have no effect on the outcome of the vote for directors.
Ratification of the selection of the Company's independent registered public accounting firm (Proposal 2) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Because record holders have discretion to vote your shares on this proposal, there will be no broker non-votes.
The advisory vote to approve the Company's named executive officer compensation (Proposal 3) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While the advisory vote to approve named executive officer compensation is required by law, it will not be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan
Participants in the 401(k) Plan who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee how to vote those shares. The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to 4:00 p.m., Central Time on May 13, 2019, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.
If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.
Solicitation of Proxies
Solicitation of Proxies may be made via the internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The Company's principal executive offices are located at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.
ANNUAL REPORT AND OTHER INFORMATION
The Company's 2018 Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2018, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.
The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company's expenses in furnishing the requested exhibit. Such requests may be made by writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.
One copy of the Notice of Availability, this Proxy Statement and the 2018 Annual Report to Stockholders (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2018 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, or call (972) 444-9001. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.cstproxy.com/pioneer/2019.

INTERNET AND PHONE VOTING
For shares of common stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company. Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Wednesday, May 15, 2019. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.
For shares of common stock that are registered in street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.
******
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Thomas J. Murphy
Corporate Secretary
Irving, Texas
April 4, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or by Phone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card.**

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2019

TO VOTE BY INTERNET

www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares until 6:00 p.m., Central Time on May 15, 2019.

TO VOTE BY PHONE

Call toll-free (in the U.S.) 1-866-894-0536 to vote your shares until 6:00 p.m., Central Time, on May 15, 2019.

Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card below.**

TO VOTE BY MAIL

Mark, sign and date your proxy card below, and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; AND "FOR" THE PROPOSALS AS TO ITEMS 2 AND 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; AND "FOR" ITEMS 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS

Nominee			
(1) Edison C. Buchanan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(2) Andrew F. Cates	☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) Phillip A. Gobe	☐ FOR	☐ AGAINST	☐ ABSTAIN
(4) Larry R. Grillot	☐ FOR	☐ AGAINST	☐ ABSTAIN
(5) Stacy P. Methvin	☐ FOR	☐ AGAINST	☐ ABSTAIN
(6) Royce W. Mitchell	☐ FOR	☐ AGAINST	☐ ABSTAIN
(7) Frank A. Risch	☐ FOR	☐ AGAINST	☐ ABSTAIN
(8) Scott D. Sheffield	☐ FOR	☐ AGAINST	☐ ABSTAIN
(9) Mona K. Sutphen	☐ FOR	☐ AGAINST	☐ ABSTAIN
(10) J. Kenneth Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
(11) Phoebe A. Wood	☐ FOR	☐ AGAINST	☐ ABSTAIN
(12) Michael D. Wortley	☐ FOR	☐ AGAINST	☐ ABSTAIN

	FOR	AGAINST	ABSTAIN
ITEM 2 - RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019	☐	☐	☐
ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

CONTROL NUMBER

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature________________ **Signature**________________ **Date**________, **2019.**

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the Internet!

Visit Continental Stock Transfer's website at www.continentalstock.com for their Internet Stockholder Service - ContinentaLink

Through this service, stockholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose "Shareholder Login" at the top of the home page. From there, you can either "View a Sample Account" or you can register (choose "First Time Visitor" then "New Member Sign-Up"). Guidance is provided on the website.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark H. Kleinman, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote, as designated on the reverse side of this form, all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2019, and any adjournment or postponement thereof, upon the matters set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or by Phone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2019

TO VOTE BY INTERNET

www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares by 4:00 p.m. CT on May 13, 2019.

TO VOTE BY PHONE

Call toll-free (in the U.S.) 1-866-894-0536. Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card below.**

TO VOTE BY MAIL

Mark, sign and date your proxy card below, and return it in the postage-paid envelope provided.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card.**

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PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; AND "FOR" THE PROPOSALS AS TO ITEMS 2 AND 3.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; AND "FOR" ITEMS 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS

(1) Edison C. Buchanan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(2) Andrew F. Cates	☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) Phillip A. Gobe	☐ FOR	☐ AGAINST	☐ ABSTAIN
(4) Larry R. Grillot	☐ FOR	☐ AGAINST	☐ ABSTAIN
(5) Stacy P. Methvin	☐ FOR	☐ AGAINST	☐ ABSTAIN
(6) Royce W. Mitchell	☐ FOR	☐ AGAINST	☐ ABSTAIN
(7) Frank A. Risch	☐ FOR	☐ AGAINST	☐ ABSTAIN
(8) Scott D. Sheffield	☐ FOR	☐ AGAINST	☐ ABSTAIN
(9) Mona K. Sutphen	☐ FOR	☐ AGAINST	☐ ABSTAIN
(10) J. Kenneth Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
(11) Phoebe A. Wood	☐ FOR	☐ AGAINST	☐ ABSTAIN
(12) Michael D. Wortley	☐ FOR	☐ AGAINST	☐ ABSTAIN

	FOR	AGAINST	ABSTAIN
ITEM 2 - RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019	☐	☐	☐
ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

CONTROL NUMBER

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature________________ **Signature**________________ **Date**________, **2019.**

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 16, 2019. Your voting instruction must be received by 4:00 p.m., Central Time, on May 13, 2019, to allow Vanguard to vote according to your instruction.

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PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 16, 2019, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side of this form, as designated on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof. I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)